As filed with the Securities and Exchange Commission on August 9, 2006

REGISTRATION NO. 333-119959

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5 TO FORM SB-2

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

ROYAL CAPITAL MANAGEMENT, INC.

(Name of Small Business Issuer in its Charter)

New Jersey	3272	22-3276909
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

325 Flower Lane

Morganville, New Jersey 07751

(908) 770-7369

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

YEVSEY D. ZILMAN

PRESIDENT AND PRINCIPAL EXECUTIVE OFFICER

ROYAL CAPITAL MANAGEMENT, INC.

325 FLOWER LANE

MORGANVILLE, NEW JERSEY 07751

(908) 770-7369

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of communications to:

RICHARD I. ANSLOW, ESQ.

ANSLOW & JACLIN, LLP

195 ROUTE 9 SOUTH, SUITE 204

MANALAPAN, NEW JERSEY 07726

TELEPHONE NO.: (732) 409-1212

FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

--------------------------------------------------------------------------------

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE

Common Stock of par value, $.0001 per share(1)	2,331,410	$.25	$ 582,853	$ 73.85

Common Stock, par value $.0001 per share (2)	16,000,000	$.25	$4,000,000	$506.80

Total	18,331,410		$4,582,853	$580.65

(1) Represents Selling Security Holders shares being sold to the public. The price of $.25 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act.

(2) Represents shares being sold to the public. The price of $.25 per share is being estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED	, 2006

ROYAL CAPITAL MANAGEMENT, INC.

16,000,000 SHARES OF COMMON STOCK

2,331,410 SELLING SECURITY HOLDER SHARES OF COMMON STOCK

We are offering 16,000,000 shares of our common stock at $0.25 per share on a self- underwritten, no minimum basis. There is no minimum purchase requirement. The offering will be undertaken for a twelve (12) month period from commencement. In addition, our selling security holders are offering to sell 2,331,410 shares of our common stock.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SECURITES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The selling stockholders will sell their common stock at the price of $.25 per share until our shares of common stock are quoted on the OTC Bulletin Board (or any other recognized exchange). Thereafter, the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices. There is no assurance that our shares of common stock will be quoted on the OTC Bulletin Board (or any other recognized exchange). Based on this, the purchasers in this offering may be receiving an illiquid security. There is currently no market for our shares of common stock.

The date of this prospectus is ________________, 2006

	Price to public	Underwriting Commissions	Proceeds to Company
Per Share	$0.25	-0-	$0.25
Total	$4,000,000	-0-	$4,000,000

This prospectus also relates to the resale by the selling stockholders of up to 2,331,410 shares of common stock. The selling stockholders may sell the stock from time to time at the prevailing market price or in negotiable transactions.

We will receive no proceeds from the sale of the shares by the selling stockholders. However, we will receive proceeds from the sale of the 16,000,000 shares.

TABLE OF CONTENTS

ABOUT US	5

RISK FACTORS	7

USE OF PROCEEDS.	10

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	12

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OR OPERATION.	14

BUSINESS	28

LEGAL PROCEEDINGS.	40

MANAGEMENT	41

PRINCIPAL STOCKHOLDERS	45

DILUTION	46

SELLING STOCKHOLDERS	46

PLAN OF DISTRIBUTION	48

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	49

DESCRIPTION OF SECURITIES.	51

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.	51

TRANSFER AGENT	52

EXPERTS.	52

LEGAL MATTERS.	52

FINANCIALS	F-1

RECENT SALES OF UNREGISTERED SECURITIES.	II-2

ABOUT US

HOW WE ARE ORGANIZED AND OUR OPERATIONS

We were originally incorporated under the laws of the State of New Jersey on January 11, 1994. We specialize in development and management of a variety of business activities and diverse projects. We transact business operations as follows: (1) through our subsidiary, City Mix LLC, in Abu Dhabi, the United Arab Emirates, we own 49% and have full and exclusive rights to operate, manage and control 100% assets of City Mix LLC including its ready-mix concrete plant, representing a technology and equipment to produce ready-to-use fresh concrete containing a few ingredients (sand, pebble, cement, water) mixed to customer specifications; (2) we develop a program for teaching American English as a second language with the aid of a personal computer and plan to market and distribute it in the countries where we are able to attract local partners granting them licenses and exclusive marketing rights. As a company, we do not own 100% of the assets used to produce future intended products. However we own 49% of the shareholdings in City Mix LLC, which is the maximum shareholding allowed in the UAE to be owned by a foreign entity. In addition, we have full and exclusive rights to manage and operate 100% of the assets of City Mix LLC. As for the English teaching program, we have the rights to use the technology to develop and market software products.

We have had losses in each fiscal year (we had a net profit in one interim period) and rely upon either the sale of our securities or loans from management to fund any shortfalls in operations.

We have not yet commenced planned operation. However, we have monthly revenues of about $26,000 from renting out 16 concrete transit mixers of City Mix LLC, our subsidiary in Abu Dhabi, the United Arab Emirates. When planned operations commence we will cancel these rental agreements and utilize these mixer trucks in our operations.

WHERE YOU CAN FIND US

We are located at 325 Flower Lane, Morganville, New Jersey 07751. Our telephone number is (908) 770-7369 and our facsimile number is (732) 617-8658.

SECURITIES OFFERED BY US

We are offering a maximum amount of 16,000,000 shares of common stock, $.0001 par value, at $0.25 per share. Currently, we have not established an underwriting arrangement for the sale of these shares. All funds that are received by us in the offering are available for immediate use. There is no minimum number of shares that must be sold before we can utilize the proceeds of the offering. Funds will not be placed in an escrow or similar account until a minimum amount has been raised. In addition, our selling security holders are offering to sell up to 2,331,410 shares of our common stock. We will not receive any proceeds from the sale of any common shares by our selling security holders.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The summary financial information set forth below is derived from and should be read in conjunction with our consolidated financial statements, including the notes thereto, appearing elsewhere in this prospectus.

	Year Ended on		Quarter Ended on,
	December 31,		March 31,
	2005	2004	2006	2005
		Restated
Statement of Operations Data

Revenue	$359,914	$447,837	78,367	111,959
Costs and general and administrative expenses	489,470	449,502	116,712	136,168

Operating Income (Loss)	(129,556)	(1,665)	(38,345)	(24,209)
Other income (expense)	(316,576)	(292,245)	(3,810)	(10,825)
Net Income (Loss)	(446,132)	(293,910)	(42,154)	(35,034)

Net Loss per Common Share	(0.01)	(0.01)	(0.00)	0.00

Weighted Average Common share Outstanding	42,647,610	42,600,000	42,700,000	42,650,000

	Dec. 31, 2005	March 31, 2006
Balance Sheet Data

Current Assets	31,826	39,656
Current Liabilities	112,147	131,243
Total Assets	2,986,554	2,965,297

Shareholders’ Equity	2,406,121	2,370,217

RISK FACTORS

An investment in our common stock is highly speculative and involves a high degree of risk. Therefore, you should consider all of the risk factors discussed below, as well as the other information contained in this document. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

Please note that throughout this prospectus, the words “we”, “our” or “us” refer to Royal Capital Management, Inc. and not to the selling shareholders.

We discuss all of our material risks in this section.

WE LACK AN OPERATING HISTORY AND OUR SURVIVAL AND THE SUCCESS OF OUR TWO DIVERSE OPERATIONS IS DEPENDENT ON OUR ABILITY TO RECEIVE AND MAINTAIN NEW BUYERS AND ORDERS FOR OUR CONCRETE PLANT AND THE DEVELOPMENT OF OUR SOFTWARE FOR THE AMERCIAN ENGLISH TEACHING PROGRAM

Although we were incorporated in 1994, we lack an operating history. Our future success of our two diverse operations can not be determined. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the following:

-	our ability to receive and maintain new buyers and orders for our concrete produced in Abu Dhabi, United Arab Emirates.

-	our ability to develop software for teaching American English as a second language and receiving buy orders for this software.

If we can not achieve either of these goals, our success and future operations are in doubt.

WE WILL BE REQUIRED TO RAISE CAPITAL TO PAY FOR CERTAIN EXPENSES OR WE WILL NOT GROW OR SURVIVE

Our ability to raise the capital necessary to meet the costs of salary, production, and marketing required and anticipated for the concrete plant project is required. If we fail to raise capital in this offering or through other sources of financing, our continued growth and survival is in jeopardy.

OUR AGREEMENT WITH MR. MUBARAK, THE 51% OWNER OF CITY MIX, L.L.C. OBLIGATES US TO MAKE ANNUAL LEASE PAYMENTS WHICH DEFAULT ON SUCH PAYMENTS CAN TERMINATE OUR AGREEMENT WITH MR. MUBARAK RESULTING IN THE LOSS OF OUR INTEREST IN CITY MIX, L.L.C.

Our agreement with Mr. Mubarak providing for the 49% ownership interest in City Mix, LLC. and the exclusive rights to manage Mr. Mubarak 51% shareholding in the company, as well as the exclusive rights to operate, manage and control 100% assets and business of City Mix, LLC, requires us to make annual payments to Mr. Mubarak. These payments are considered to be a normal business expense and we do not intend to allow such payments to be in default as they are a top priority because of their importance for the company, however if we default on such annual payments, this could result in our loss of our 49% ownership interest and other aforesaid rights in City Mix, LLC, our main business operation.

SINCE WE LEASE THE LAND WHERE OUR CITY MIX OPERATION IS LOCATED FROM THE UAE

GOVERNMENT, ANY TERMINATION OF SUCH LEASE WILL RESULT IN THE CESSATION OF OUR CITY MIX OPERATIONS

The land where we operate our City Mix operations is owned and leased from the UAE government. Although the UAE is a country with a stable developing economy and the policy of such government is to avoid any damages to businesses, there is still a risk that the City Mix lease for such property can be terminated, spec ifically, if we do not make all lease payments when due. This would cause our City Mix operations in the UAE to cease operations. Notwithstanding this, the land lease payment is only $2,600 a year and it is incomparable with the value of the City Mix LLC assets. In addition, the UAE government can only terminate the lease for matters of national importance or security only, in which case the UAE government will provide businesses with compensation reducing any possible damages.

SINCE OUR CITY MIX, LLC SUBSIDIARY IS PRESENTLY LOCATED IN THE UNITED ARAB EMIRATES AND SUBJECT TO THE RULES AND REGULATIONS OF THE UNITED ARAB EMIRATES, YOU MAY NOT BE FAMILIAR WITH SUCH RULES AND REGULATIONS AND MAY NOT HAVE THE CAPABILITY TO MAKE AN INFORMED DECISION FOR YOUR INVESTMENT

Our subsidiary, City Mix, LLC’s (our concrete plant) business operations are based in the United Arab Emirates. The City Mix LLC products and services are subject to the rules and regulations of the United Arab Emirates. If you are a United States investor, you may not be knowledgeable of the rules and regulations in the United Arab Emirates. This may lead to your inability to make an informed decision about an investment in us.

OUR BUSINESS OPERATIONS ARE TRANSACTED IN THE CURRENCY OF THE UNITED ARAB

EMIRATES AND SUBJECT TO FOREIGN CURRENCY FLUCTUATIONS WHICH CAN DECREASE THE VALUE OF OUR ASSETS

Our operating subsidiary, City Mix, LLC has operations based in the United Arab Emirates. Although the financial information in this document is presented in United States dollars, our subsidiary, City Mix, LLC transacts its business in the currency of the United Arab Emirates. Any negative price fluctuations in such currency to the United States dollar will have the effect of decreasing the value of our assets and, in turn, decreasing the value of your investment.

SINCE THERE IS NO MINIMUM PURCHASE REQUIREMENT IN THIS OFFERING, WE MAY RECEIVE ONLY PARTIAL PROCEEDS FROM THIS OFFERING, WHICH WILL NOT ALLOW US TO ATTAIN OUR INTENDED USE OF PROCEEDS AND CAUSE AN INVESTOR TO POSSIBLY LOSE SOME OR ALL OF HIS INVESTMENT

There is no minimum purchase requirement in this offering. Therefore, we may only receive a partial amount of the intended offering. If we do not receive the full amount of proceeds from this offering, we may not be able to attain our intended use of proceeds, specifically, monies needed for commissioning and start up of the Ready-mix plant in Abu Dhabi. In addition, we may not even be able to pay the costs of this registration statement. This would affect our ability to grow our business. Any investor may lose some or all of his or her investment in the event that insufficient funds are raised and we are unable to grow our business.

WE ARE ONE OF THE READY-MIX CONCRETE PRODUCERS AMONGST MANY IN ABU DHABI AND WE MAY LOSE BUSINESS TO OUR COMPETITORS, HAVE LOWER REVENUES, GROSS MARGINS AND OPERATING INCOME

There are a number of producers of ready-mix concrete presently in Au Dhabi. In the future, it is possible that their quality and production might improve and be superior to ours. Their improvements may cause us to lose our future client base and also reduce our ability to get new clients. We continue to experience intense competition across all markets for our products and services. These competitive pressures may result in decreased sales volumes, price reductions, and/or increased operating costs, such as for marketing and sales incentives, resulting in lower revenues, gross margins and operating income.

CERTAIN STATES MAY NOT ALLOW SALES OF OUR COMMON SHARES PURCHASED IN THIS OFFERING OR RESALES BY OUR SELLING SHAREHOLDERS AND SUCH SHAREHOLDERS MAY BE REQUIRED TO HOLD THEIR COMMON SHARES INDEFINITELY

The selling shareholders shares registered in this offering and the common shares purchased in this offering are intended to be qualified or exempt for sale only in a limited number of states. Such shareholders may move to jurisdictions in which the common shares are not qualified or exempt. No assurances can be given that we will be able to effect any required qualification or that any exemption will be available permitting such shareholder to sell his common shares, and, as a result, such common shares may be required to be held indefinitely.

SALES BY SELLING SECURITY HOLDERS BELOW THE $.25 OFFERING PRICE MAY CAUSE OUR

STOCK PRICE TO FALL AND DECREASE DEMAND IN THE PRIMARY OFFERING WHICH MAY

DECREASE THE VALUE OF YOUR INVESTMENT

The selling security holder offering will run concurrently with the primary offering. All of the stock owned by the selling security holders will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. There is no restriction on the selling security holders to address the negative effect on the price of your shares due to the concurrent primary and secondary offering. In the event that the selling security holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares. In such event, it may be difficult to sell all of the shares to investors. As a result, our planned operations may suffer from inadequate working capital.

ALTHOUGH THERE IS PRESENTLY NO MARKET FOR OUR SHARES OF COMMON STOCK, THE PRICE OF OUR COMMON STOCK MAY FLUCTUATE SIGNIFICANTLY BASED ON THE NUMBER OF SHARES WE ARE REGISTERING FOR SELLING SECURITY HOLDERS AND YOU MAY FIND IT DIFFICULT TO SELL YOUR SHARES AT OR ABOVE THE PRICE YOU PAID FOR THEM

There has been no trading market for the shares of our common stock and none is anticipated to develop in the near future. We intend to apply for a quotation on the Over the Counter Bulletin Board concurrently with the filing of this offering. It is unlikely that our trading market will develop in the near term, or that if developed, it will be sustained. In the event the regular public trading market does not develop, any investment in our stock would be highly illiquid. We do not know the extent to which the market for our shares of common stock will expand or contract upon the resale of the shares registered under this prospectus since we presently do not have a market for our securities. Therefore, your ability to resell your shares may be limited. Actions or announcements by our competitors, regulatory developments and economic conditions, as well as period-to-period fluctuations in our financial results, may have significant effects on the price of our common stock and prevent you from selling your shares at or above the price you paid for them.

THERE IS NO PUBLIC MARKET FOR OUR SHARES AT THE MOMENT AND THEREIS NO ASSURANCE THAT A PUBLIC MARKET FOR OUR SHARES WILL DEVELOP

Our securities have not been publicly traded. Following the offering, there is no assurance that a public market for our shares will develop and if there is a public market the market price of our securities may decline significantly.

SHARES ELIGIBLE FOR PUBLIC SALE IN THE FUTURE COULD DECREASE THE PRICE OF OUR

COMMON SHARES AND REDUCE OUR FUTURE ABILITY TO RAISE CAPITAL

We are registering 18,331,410 shares for sale in this offering. Since we have 100,000,000 shares authorized with 57,300,000 shares that have not been issued; and 42,700,000 shares issued and outstanding but not registered, sales of substantial amounts of our common stock in the public market could decrease the prevailing market price of our common stock and our ability to raise equity capital in the future.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. The gross proceeds to us from the sale of up to the additional 16,000,000 shares of our common stock at a price of $0.25 per share are estimated to be $4,000,000, assuming all of the shares offered by us in this offering are sold. The proceeds, if any, may be significantly less than $4,000,000, and there is the possibility that the proceeds may not be sufficient to cover the costs associated with this offering. We expect to use the net proceeds from this offering for the purposes described in the table below. Any gross proceeds will be used first to pay the offering expenses of $102,500.00. Any gross proceeds after the offering expenses will be used as listed in the table below. We have agreed to bear the expenses relating to the registration of our own shares as well as the shares for the selling security holders.

Gross Proceeds	$ 4,000,000
Offering Expenses	$ 102,500

Description		Amount of Proceeds Received
		5%	15%	25%	50%	75%	100%

Commissioning start-up and operation of the ready-mix concrete plant

Stage 1. Commissioning, start-up and operation of two batching plants

1. Purchase of one/two concrete pumps	$				350,000	700,000	700,000
2. Purchase of raw materials			$67,000	110,000	405,000	470,000	470,000
3. Payment of outstanding bank loan (*)			$90,000	90,000	90,000	90,000	90,000
4. General and administrative expenses, including employment of plant personnel			$85.000	94,500	190,000	200,000	200,000
5. Computer control systems		$39.500	44,500	44,500	89,000	89,000	89,000
6. Testing and commissioning			$50,000	50,000	70,000	70,000	70,000
7. Connection of permanent water and electricity		$58,000	58,000	58,000	58,000	58,000	58,000
8. Aggregate silos modification			$48,000	48,000	48,000	48,000	48,000
9. Purchase of pick-up vehicles			$15,000	15,000	30,000	30,000	30,000
10. Workshop equipment, tools, furniture			$25,000	25,000	30,000	30,000	30,000
11. Telephones, network, miscellaneous			$15,000	15,000	15,000	15,000	15,000
Sub-Total		$97,500	497,500	550,000	1,375,000	1,800,000	1,800,000

Stage 2. Increase of Production

1. Purchase of four/seven transit mixers	$					320,000	560,000
2. Purchase of one truck-mounted concrete pump	$						350,000
3. Purchase of raw materials	$					50,000	150,000

4. General and administrative expenses, including employment of plant personnel	$					75,000	110,000
5. Purchase of pick-up vehicles	$					30,000	30,000
Sub-Total	$					475,000	1,200,000

Total for Stage 1 and Stage 2		$97,500	497,500	550,000	1,375,000	2,275,000	3,000,000

Program for teaching American English as a second language

1. Product development				$80,000	80,000	80,000	80,000
2. Legal support				$70,000	70,000	70,000	70,000

Total				$150,000	150,000	150,000	150,000

General Corporate Purposes

Office rent				$60,000	60,000	60,000	120,000
Marketing				$37,500	75,000	90,000	150,000
Sales				$6,000	50,000	60,000	100,000
Development				$30,000	60,000	70,000	120,000
New computer equipment				$7,500	14,500	22,000	30,000
Miscellaneous				$1,500	3,000	5,500	7,500
Total				$142,500	262,500	307,500	527,500

Salaries

Y. Zilman				$25,000	50,000	75,000	100,000
Y. Ginzburg				$15,000	30,000	45,000	60,000
E. Klebanov				$7,500	15,000	22,500	30,000
O. Safonova				$7,500	15,000	22,500	30,000
Total				$55,000	110,000	165,000	220,000

Gross Proceeds		$200,000	600,000	1,000,000	2,000,000	3,000,000	4,000,000

Less Offering Expenses		$102,500	102,500	102,500	102,500	102,500	102,500

Net Proceeds		$97,500	497,500	897,500	1,897,500	2,897,500	3,897,500

(*) Payment of outstanding bank loan represents a provision for payment of the balance of City Mix, LLC’s loan to the First Gulf Bank, Abu Dhabi, United Arab Emirates, outstanding at the time the proceeds are received. This loan had been obtained from First Gulf Bank by the former owners of City Mix LLC to finance the construction of the concrete plant before City Mix LLC was put up for sale through a private auction in November 2000. The original loan amount was $1,061,225 and carried an interest rate of 10.5% per annum. The funds were used to finance the purchase of the plant machineries in Italy and shipment to Abu Dhabi and to cover local construction costs. The loan has no fixed maturity date. As of July 1, 2003 the interest rate on the loan was renegotiated with and accepted by the bank from 10.5% to 5% and at present, City Mix, LLC, is paying $6,803 per month including approximately $6,000 of principal and $803 of interest. The outstanding balance of the loan as at December 31, 2005 was $113,187. In the event that the outstanding balance of the loan has been paid off by the time the proceeds are received, the allocated amounts as stated will be used for the purchase of raw materials in order to increase production from the plant.

(**) If and when necessary, we may decide to use the amounts currently allocated for the development of the program for teaching American English as a second language to aid the ready-mix concrete plant project at any stage and at any level of proceeds received from this offering.

In the event that less than 25% of the proceeds are raised, we will be using any funds received to test, commission and prepare our ready-mix concrete plant in Abu Dhabi for operation until we receive an aggregate investment of $550,000 (which includes all of the activities from Stage 1 with the amounts allocated as stated above) to start pilot and small-size contract production from the plant and are then able to proceed with further expenses as above. If we are unable to accumulate enough funds to commission the plant and start production, we will consider other options to utilize our production facilities, including a lease arrangement, or an operating management agreement with one of the local producers.

In the event we are unable to raise 25% in this offering, we will not proceed with the general purpose expenses. We will not lease a new office, procure new computer equipment, pay salaries to our directors and make other expenses.

The development of the English language educational program will be carried out in collaboration with YZ Business Consulting (YZ) as per Agreement dated December 14, 2005. The Agreement in its essence states that YZ commits to finance the costs associated with development of the educational program project. This allows us to fully concentrate on financing the development of our ready-mix concrete project using all the proceeds received from this offering.

DETERMINATION OF OFFERING PRICE

The initial public offering price of $0.25 per share for the offering of 16,000,000 shares has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Although our common stock is not listed on a public exchange, we will be filing to obtain a quotation on the OTC Bulletin Board concurrently with the filing of this prospectus. There is no assurance that our shares of common stock will be quoted on the OTC Bulletin Board. In addition, however, there is no assurance that our common stock, once it becomes publicly quoted or listed, will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined by the market and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us, and general economic and market conditions.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is not traded on any recognized securities exchange. Thus there is no available public trading market to sell our shares. Upon this registration statement being declared effective, we intend to have a registered broker-dealer file a Form 211 with the NASD for the purpose of obtaining a quote on the OTC Bulletin Board. As of August 8, 2006, based on our records, we had 57 shareholders holding 42,775,000 shares of our common stock.

As of August 8, 2006, we did not have any outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. We have agreed to register 2,331,410 shares of our common stock held by selling security holders. In addition, we are offering a maximum of 16,000,000 shares of our common stock at $0.25 per share.

As of August 8, 2006, 42,775,000 shares are eligible for sale in accordance with Rule 144 of the Securities Act of 1933, of which 17,273,290 are owned by our officers and directors.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of May 10, 2006, with respect to compensation plans under which our equity securities are authorized for issuance:

	(a)	(b)	(c)
	_________________	_________________	_________________
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation	None
plans approved by
security holders

Equity compensation	None
plans not approved
by security holders

Total	None

DIVIDENDS

We have never paid a cash dividend on our common stock. It is our present policy to retain earnings, if any, to finance the development and growth of our business. Accordingly, we do not anticipate that cash dividends will be paid until our earnings and financial condition justify such dividends. There can be no assurance that we can achieve such earnings.

PENNY STOCK CONSIDERATIONS

Trading in our securities is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker- dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker- dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stocks. These regulations require broker- dealers to:

-	Make a suitability determination prior to selling a penny stock to the purchaser;

-	Receive the purchaser’s written consent to the transaction; and

-	Provide certain written disclosures to the purchaser

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Management’s Discussion and Analysis of

Financial Condition and Results of Operations

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our audited financial statements for the year ended December 31, 2005 and their notes appearing elsewhere in this prospectus. Our results for the three months ended March 31, 2006 are not necessarily indicative of our results for the 2006 fiscal year. The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward - looking statements.

Overview

We were incorporated under the laws of the State of New Jersey on January 11, 1994 as an international trade consulting firm and were rendering business consulting services until July 2002, when we commenced our activities in developing computer software products designed for teaching foreign languages, based on the technology for improved perception and memorization of information using electronic visual devices, such as a personal computer, which we acquired by virtue of a license agreement with YZ Business Consulting. During the time period between 1994 and 2002, we provided consulting services to Mr. Zilman who was working on the “English as a second language program.” As a result of our joint work, we decided to concentrate on this program in our future activity ceasing other consulting activities. As a further development of our joint efforts, on July 26, 2002, we entered into a license agreement with YZ Business Consulting. As a consideration for the license agreement, the following individuals were issued shares of our common stock: Yuli Ginzburg - 2,429,000; Yevsey Zilman - 1,493,790; Olga Safonova - 1,400,000; Eugene Gurevitch - 1,686,530; Vera Shatokhina - 609,270; Teresa Bergstrom - 220,000; Sonia Bromberg - 500,000; Nikita Sukhin - 20,000; Margarita Ginzburg - 10,000 and Anna Kanevsky - 20,000. Upon the issuance of these shares, this group obtained control of the company.

In December 2003, as a result of the purchase of assets of City Mix Management, Inc., we acquired 49% of City Mix LLC, a company incorporated in Abu Dhabi, the United Arab Emirates, which owns a ready-mix concrete plant. In City Mix LLC, we own 49% (which is the maximum shareholding ownership allowed for non-residents by the United Arab Emirate laws) and have full and exclusive rights to operate, manage and control 100% assets and business of City Mix LLC. The remaining 51% is owned by a United Arab Emirates national, Mubarak Al Ahbabi. Our total assets (consisting mainly of City Mix, LLC) as of March 31, 2006 were $2,965,297 while same for December 31, 2005 was $2,986,554.

The above rights in City Mix LLC were acquired based on the following shareholding and other legal documents (attached hereto):

•

Share Transfer and Amendment to the Memorandum of Associations, signed with Mubarak Al Ahbabi, holder of 51% of City Mix LLC, whereby we acquired ownership of 49% of City Mix LLC and are appointed manager of City Mix LLC with all powers to exclusively operate and manage the business of City Mix LLC;

•

Power of Attorney from Mubarak Al Ahbabi, whereby we are authorized to act on his behalf in connection with his 51% ownership, to vote for and on his behalf in any manner we deem appropriate at all meetings of City Mix LLC, and to exercise all the rights whatsoever attached to the said 51% ownership. The Power of Attorney cannot be revoked without our written consent; and

•	Agreement dated November 26, 2000 signed with Mubarak Al Ahbabi confirming the above and setting obligations and relationships of the parties in City Mix LLC.

All the above documents are governed by the appropriate laws of the UAE and are fully enforceable as any other transactions and/or agreements concluded in the UAE and registered with the appropriate authorities. This is confirmed by letter dated October 10, 2005 and Memorandum dated October 17, 2001 from Al Tamimi & Company, an Abu Dhabi law firm.

In the years to follow, we are planning to develop our activities in two major business segments:

(1)	Commissioning, start up and operation of our ready-mix concrete plant in Abu Dhabi, the United Arab Emirates;

(2)	Development, marketing and distribution of a program for teaching American English as a second language with the aid of a personal computer.

(1.) Commissioning, start up and operation of our ready-mix concrete plant in Abu Dhabi, the United Arab Emirates

We are planning to develop this project through our subsidiary City Mix LLC. The United Arab Emirates and the Emirate of Abu Dhabi, in particular, have attracted multi-billion dollar investments, including foreign capital investments, for the development of major construction projects. The construction and industrial sector is the second largest industry in the UAE after oil and gas. In the next few years, Abu Dhabi expects local and foreign investments to invest at least $10 billion into emerging industrial zones (‘Abu Dhabi Economy’, Issue 381, March 2004). All Abu Dhabi construction projects are based on concrete structures. Concrete is the only locally available, and thus widely used, construction material.

Our ready-mix concrete plant comprising two batching plants is a technology manufactured and acquired by us in 1999, and a set of machineries designed to produce fresh concrete of any type to local and international quality standards by controlling all technological processes in strict accordance with the required mix design. The plant has not yet been used to mix concrete. As of today, the project is in its final stage. Specifically, all civil construction works have been completed and all the machineries have been erected. Once the necessary funds are provided, the machineries will be tested and commissioned and the plant will be ready for production in approximately 3 months thereafter. We will need approximately $300,000 to test and commission the plant and to prepare it for operation. The said $300,000 will be used to purchase and install new computer control systems, connect permanent water, electricity and telephone lines, procure necessary workshop tools, make necessary testing and adjustment of all the machineries, including replacement of any faulty spare parts, purchase small quantities of raw materials for trial operation, and to employ primary personnel.. After the plant is prepared for operation we will need further approximately $160,000 primarily to purchase more raw materials and employ additional personnel in order to start-up pilot and small-size contract production. At the initial stage, we intend to lease truck mounted concrete pumps. The mobile pumps are not part of the plant machinery. At later stages, if our financial situation will allow, we will purchase our own truck-mounted concrete pumps in accordance with the Use of Proceeds plan.

Our management is responsible for the overall executive management and control of the project. In Abu Dhabi, the day-to-day management of the operations will be carried out by City Mix LLC. The project will be realized in two stages. Stage 1 is commissioning, start-up and operation of two batching plants; and Stage 2 is increase of production. On the whole, we are planning to spend $3,000,000 to finance the two stages of the project including the consecutive start-up of the two batching units of the plant, purchase of raw materials, employment of production and administrative personnel, acquisition of additional technological and transportation equipment, and gradual increase of the plant’s production to its optimal capacity. At the beginning of the first stage of the project we will need approximately $460,000 to start-up pilot and small-size contract production utilizing only one batching unit of the two.

At the moment we are making use of our 16 concrete mixer trucks by renting them out to RMC Supermix LLC, a non affiliated company and a local concrete producer, to provide cash in order to finance our day-to-day expenses. The trucks are rented subject to Rental Agreement dated 6/26/05 (the “Rental Agreement”), which carries the following main terms and conditions.

•	Subject of Rental Agreement. RMC Supermix LLC (“RMC”) rents 16 mixer trucks from City Mix LLC (“City Mix”) pursuant to the terms and conditions of the Rental Agreement.

•	Terms of Payment. RMC pays to City Mix an aggregate rental of approximately $26,000 per month for all 16 mixer trucks for the current month by 90 days postdated checks on the first current month.

•

Major Obligations. City Mix maintains valid truck insurance and registration, and RMC supplies drivers and technical personnel to service and operate the trucks at no cost to City Mix except for any major malfunction due to the manufacturer’s default, in which case City Mix is to cover the expenses of such malfunctions.

•

Duration and Termination. The Rental Agreement is for 12 months and is automatically renewable. Either party can terminate the Rental Agreement prior to expiration by a one-month notice to the other party, in which case RMC must deliver the trucks to the City Mix’s plant site on the expiration of the termination period.

The fact that we are renting all mixer trucks to a single party represents a dependence on one major customer, however in the event of termination of the Rental Agreement to whatever reason, there is a provision for a one-month termination notice, and it will be sufficient for us to enter into similar agreements with another customer. The Rental Agreement also provides for the return of the trucks on a one-month notice basis at any time we deem necessary, and therefore all the trucks will be available for the company before the production from the City Mix’s plant commences.

(2.) Development, marketing and distribution of a program for teaching American English as a second language with the aid of a personal computer.

With this project, we are planning to develop our activities internationally within the educational sector. Our purpose is to establish long-term commercial presence in this international market and to develop a number of educational projects and activities.

We started with developing, marketing and distribution of a computer software product designed for teaching foreign languages, based on the technology, which we acquired in 2002 under a contract with YZ Business Consulting, a company owned by our officer and director, Yevsey Zilman. The principal terms and conditions of the contract are as follows.

•

Subject of the Agreement. YZ Business Consulting (“YZ”) provides us with the technical know-how and the intellectual property designed to develop educational aids in form of a software program on CD’s used to study foreign languages with the help of using electronic visual devices, such as a personal computer (“the Technology”), and we develop, produce and market product(s) based on the Technology, provide legal protection for the Technology and pay royalties to YZ.

•

Obligations. YZ grants to us an exclusive proprietary right to the Educational Aids in form of a software program used to teach foreign languages developed on the basis of the Technology, as well as an exclusive right to develop, improve, upgrade and sell the Educational Aids. We also have a non-exclusive right to carry out activities in order to utilize the Educational Aids for the benefit of both Parties, e.g. establishing any educational systems, opening any teaching centers, schools, training courses, individual classes and the like. YZ provides technical support, supervision, and professional advice to us in the development of the Educational Aids. We undertake to develop and organize production and commercial sales of an Educational Aid for teaching the English language as a second language, as well as to carry out business development and marketing research to expand the scope and the geography of sales of the products, and pay royalties to YZ in accordance with the terms of the contract.

•

Royalties. We will make regular payments to YZ up to forty per cent (40%) of the total revenues (“Royalties”) from our sales of any product, services or any other activities utilizing the educational aids after deduction of all related costs of development, legal protection, advertising and production incurred by us prior to such sales. The regular payments of the Royalty are reduced if necessary to insure that there is no loss for us in this type of activity. The reduction (if any) of royalties will be determined on a monthly basis jointly with YZ on after we receive proceeds from the sales of any product, services or any other activities utilizing the educational aids.

•	Term of the contract and termination. The term is unlimited with a termination clause by mutual consent or in the event of violation of the contract by either party.”

On December 14, 2005 we signed an agreement with YZ, whereby YZ committed to finance the costs associated with development of the educational program project subject and therefore the provision of the License Agreement dated August 9, 2005 providing that YZ were to receive royalties from us only after compensating our costs related to legal protection, advertising, production and other costs, was nullified. Subject to this agreement YZ will receive royalties from us immediately after the sales of our products with no cost compensation to us or from us to YZ but still not to create a loss for us.

Based on the technology, we developed an educational aid named “American English, Primary Course, Part I” designed to teach American English as a second/foreign language to for Russian speakers, as well as to expand the vocabulary and improve general knowledge of the language of those who command American English in one degree or another. The said educational aid was developed by December 2005 first of all for Russia and the CIS countries as well as for other countries with Russian communities. The product can be used for self-studying and can assist in memorization, correct pronunciation, spelling and practical utilization of about 2,000 most frequently used words and word expressions. It will be followed by creation of other products, which can assist in the development of good command of American English assisting students for entrance examinations at US educational institutions.

Following the technology acquisition we commenced our activities on this project by carrying out research and development work, which was threefold.

(i.)	Legal protection of the computer software program; and
(ii.)	Development of the primary course educational aid and lexical and grammatical material thereto; and
(iii.)	Search for potential partners and carrying out preliminary negotiations with publishing, educational and commercial institutions to organize future commercial sales.

We have cooperated with major international companies such as Wizzard Software Corporation, based in Pennsylvania and Jupiter Images, based in Arizona, to complete our program with high quality components, namely audio material in the form of AT&T natural speech text to speech engine and video material in the form of ClipArt vector images respectively. Based on contracts signed with these two companies, we purchase the above-referenced components to complete our program and our agreement with both of them does not allow us to mention their names in our product or related materials.

In order to develop the lexical material for the program and to format it in accordance with teaching techniques applied in the program a number of highly qualified language experts have been consulted including the leader of one of the organizations affiliated with TESOL. This organization is known as TESOL Ukraine (Teachers of English to Speakers of Other Languages in Ukraine), an affiliate of the International Association. TESOL, Inc. (Teachers of English to Speakers of Other Languages) with headquarters in Alexandria, Virginia. TESOL Ukraine’s President Nina A. Lyulkun reviewed the vocabulary, exercises and grammar for our “American English. Primary Course” educational aid which was in line with of her responsibilities as president of TESOL Ukraine to review all available programs and new aids and methods of teaching American English. Our arrangement with her had no financial obligations on either side and had no provisions for compensation or remuneration to TESOL Ukraine.

Except for royalty payments to YZ Business Consulting, Inc. described above, we are not obligated to share our revenues from the sales of our program products with any other party.

As of today, we completed the development of the educational aid “American English, Primary Course, Part I” for Russian speakers in two versions: standard and extended. The extended version differs from the standard one by a bigger volume of the vocabulary. The vocabulary, exercise, grammar rules and comments, and methodological instructions for this educational aid has been developed for both versions. The product software has been developed and debugged. We ensured legal protection of the computer program by registering our copyright to the software program in the Russian Federation (Registration Certificate 2005610779 dated April 4, 2004), the country where we intend to start our product sales and which is a signatory to the WIPO Copyright Treaty of December 20, 1996 and the 1971 (Paris) Act of the Berne Convention for the Protection of Literary and Artistic Works. We purchased 500 licenses for Wizzard Software Corporation’s components for software program, and ClipArt vector images from Jupiter. In Edisa, a company located at 17 Kirova Street, Kalinigrad, Russia, a 100% subsidiary of YZ Business Consulting, necessary production facilities have been set up and the production technology has been developed and introduced together with the technical protection against unauthorized reproduction. This was done by Edisa at its own expense and no costs to us. The first version of the product prototype has been issued. The trade name ZS SuperTutor has been developed for the Technology. The logo and the trade name ZS for our products and services have been registered with the appropriate authorities of the Russian Federation. Preparation is underway for the organization in Russia of experimental American English training with the use of both versions of the educational aid “American English, Primary Course, Part I”.

Plan of Operation for the Next 12 Months

Our plan of operations for the next 12 months comprises two scenarios depending on the proceeds from this offering. Due to lack of revenues from our proposed core business activity we are planning to focus on the English language educational program, which we are developing in collaboration with YZ Business Consulting (YZ) as per Agreement dated December 14, 2005. This agreement is an integral part of the License Agreement dated August 9, 2005 and in its essence states that YZ commits to finance the costs associated with development of the educational program project and nullifies a provision of the said license agreement that YZ should compensate us the initial stage operation costs.

At this stage YZ is entering into necessary partnerships with various educational institutions and other parties as necessary both in their own capacity, maintaining our exclusive rights to the products, as well as our representative. For instance, YZ is now developing an agreement package to enter into a partnership with one of the Russian state universities on our behalf to set up an online American English experimental course, whereas the Online Training web site and the “American English, Primary Course, Part I” educational aids will be used to teach the language course. The experimental training stage is expected to commence at the end of the third quarter of 2006 and will continue till the end of the first quarter of 2007. Based on the results of the experimental training YZ will expand its activities in Russia to promote and market training courses and our educational aids to cover more areas of the country and increase sales. This stage will commence at the beginning of the second quarter of 2007 and will continue till the end of the 12-month period and afterwards. The project costs in Russia within the next 12 months are expected to be around $40,000 including about $15,000 for the experimental training costs and $25,000 for the sales stage paid by YZ. Pursuant to the License Agreement dated August 9, 2005, YZ was to receive royalties from us only after compensating our costs related to legal protection, advertising, production and other costs. Since YZ committed to finance the costs associated with development of the educational program project subject to Agreement dated December 14, 2004, the above $40,000 will be financed by YZ and YZ will receive royalties from us immediately after the sales of our products with no cost compensation to us or from us to YZ. This will allow us to fully concentrate on financing the development of our ready-mix concrete project using all the proceeds received from this offering.

If we have no proceeds from this offering in the next 12 months, we are planning to start our ready-mix concrete project in Abu Dhabi, the United Arab Emirates only when we accumulate sufficient funds for that from our educational program project in Russia. In order to start works on commissioning of the City Mix LLC concrete plant we will require $58,000 to connect permanent water and electricity supply to the plant. We expect to be able to allocate this amount from our educational project revenues not earlier than in 12 months, therefore we are planning to finance and commence all other activities related to the commissioning and start-up of the concrete plant after the 12-month period.

If we receive proceeds from this offering in the next 12 months, we intend to focus on the ready-mix concrete project. For this purpose we will use the first approximately $550,000 raised from the public offering to commission and start-up the first batching unit of the City Mix LLC plant to provide production for small-size supply contracts, which we are planning to negotiate and enter into in the process of preparation and commissioning of the batching unit. At the moment such contracts are not negotiated yet. The above amount will be needed to connect permanent water and electricity supply to the plant, purchase and install a new computer control system, commission and test the batching unit, purchase raw materials and employ personnel. The above amount of $550,000 includes a provision for payment of the balance of City Mix, LLC’s loan to the First Gulf Bank, Abu Dhabi, United Arab Emirates, outstanding at the time the proceeds are received (approximately $90,000). In the event that the outstanding balance has been paid off by the time the proceeds are received, the provision of $90,000 will be used to purchase more raw materials in order to increase the plant production. If we then receive the said additional amounts of $260,000 and $30,000 we will be able to purchase more raw materials and increase production of the first batching unit. The starting time for this stage will entirely depend on the availability of proceeds from this offering and for the purpose of planning only is determined as the beginning of the first quarter of 2007. We will need approximately 3 months to make the first batching unit of the plant ready for operation; therefore it will be put into operation at the beginning of the second quarter of 2007. Following that and in parallel with the operation of the first batching unit we will commission and start-up the second batching unit by the end of the third quarter of 2007. To do that we will need approximately $180,000 mainly to purchase and install a new computer control system, commission and test the batching unit, and employ staff. Also we will need about $295,000 to purchase raw materials. We are planning to finance and carry out other works intended to increase production and delivery volumes as described in the Use of Proceeds section above after the 12-month period.

In the event that we are unable to raise $550,000 from this offering required to commission the plant and start-up pilot and small-size contract production, we will consider other options to utilize our production facilities, including a lease arrangement, or an operating management agreement with one of the local producers, whereby our plant will be operated by a professional operator in the interest of both parties. In such case, the operating partner would bear the cost associated with the start-up of the plant.

Our plan of operations for the next 12 months is largely dependent on the proceeds from this offering. Based upon the amount of proceeds received in this offering, we are planning to carry out activities in both projects as follows.

•

If we receive 5% of the proceeds amount, we will be able to allocate approximately $97,500 to commence commissioning of the City Mix LLC ready-mix concrete plant in Abu Dhabi, the United Arab Emirates, namely: to pay fees for the connection of permanent water and electricity supply and purchase and install a new computer control system for the first batching unit.

•

If we receive 15% of the proceeds amount, we will be able to allocate approximately $497,500 to prepare the City Mix LLC ready-mix concrete plant for operation. This amount will allow us to complete all necessary commissioning and testing and employ personnel.

•

If we receive 25% of the proceeds amount, we will be able to allocate a total of $700,000 including approximately $550,000 to start up the first batching unit of the City Mix LLC ready-mix concrete plant to commence small-size contract production, and approximately $150,000 to increase its production. Also, we will be able to allocate approximately $142,500 for general corporate purposes and about $55,000 to pay salaries to our directors and officers.

•

If we receive 50% of the proceeds amount, we will be able to allocate a total of $1,375,000 to finance the start up the two batching units of the City Mix LLC ready-mix concrete plant, operate them to nominal capacity and buy and operate our own truck-mounted concrete pumps. Also, we will be able to allocate approximately $262,500 for general corporate purposes and about $110,000 to pay salaries to our directors and officers.

•

If we receive 75% of the proceeds amount, we will be able to allocate a total of $2,275,000 to finance the start up the two batching units of the City Mix LLC ready-mix concrete plant, operate them to nominal capacity, buy and operate our own truck-mounted concrete pumps, and increase transit mixer fleet and production volumes. Also, we will be able to allocate approximately $307,500 for general corporate purposes and about $165,000 to pay salaries to our directors and officers.

•

If we receive 100% of the proceeds amount, we will be able to fully finance both our projects to engage all the production facilities of the City Mix LLC ready-mix concrete plant to the maximum capacity. Also, we will be able to allocate approximately $527,500 for general corporate purposes and about $220,000 to pay salaries to our directors and officers.

At the moment we have net accounting losses due to provisions for depreciation costs and the allowance for loss on due from bank, however, we actually have had positive cash flows from operations in the years ending December 31, 2005 and 2004 and the three months ended March 31, 2006, which are expected to allow us to finance this activity and our day-to day expenses. These cash flows to date have been received from the truck rental, which will not be part of our operations in the future once we are fully engaged in our core business being operation of the ready-mix concrete plant, and cannot be relied upon as indicative of future positive cash flow from our core business.

The number of our employees will not change significantly. However, as we start our ready-mix concrete activities, we expect the number of employees to grow and reach approximately 55 employees in City Mix LLC.

Results of Operations

Comparison of three months ended March 31, 2006 to three months ended March 31, 2005.

(All figures are expressed in U.S. Dollars)

	Three Months ended on March 31, 2006	Three Months ended on March 31, 2005	Increase / (Decrease) in March 2006
Revenue, truck rentals	$ 78,367	$ 111,959	$ (33,592)

Costs and general and administrative expenses	(116,712)	(136,168)	(19,456)

Operating Income (Loss)	(38,345)	(24,209)	14,136

Other Income (expenses)
- Finance Cost	(9,312)	(10,825)	(1,513)
- Non Operating (expenses) / Income	5,502	0	5,502
Other Expenses (Net)	(3,810)	(10,825)	(7,015)

Net Income (Loss)	(42,154)	(35,034)	7,120

Revenue: We are a development stage company that is yet to commence its operations of ready mix cement. However, our subsidiary in the U.A.E., City Mix L.L.C. is making use of their 16 cement mixer trucks by renting to generate revenue. In May 2005 a new owner acquired RMC Supermix LLC, an unaffiliated company, which was renting the trucks, and City Mix L.L.C. received a notice of termination of the renting agreement on June 16, 2005 for 8 trucks. Effective from July 01, 2005 all the 16 trucks were re-rented out to the same party, but the monthly truck rentals were reduced from $37,000 to $26,000 based on a new rental agreement dated 06/26/05 due to natural aging of the trucks over the last three years and hence increased maintenance costs borne by the hirer. This caused a reduction of the truck rentals for the three months ended March 31, 2006 by $33,592 or 30% compared to corresponding three months period ended on March 31, 2005. The expected truck rental revenue of approximately $310,000 in the next 12 months was estimated based on new monthly rental of $26,000 effective from July 01, 2005, which represents a 30% reduction from the previous periods; however it may further decrease in the future periods due to the natural aging of the trucks and growing maintenance costs.

The development of the English language educational program will continue as a collaborate effort of Royal Capital Management Inc and YZ Business Consulting (YZ). Further improvement and development costs will be funded by YZ Business Consulting. Pursuant to the License Agreement dated August 9, 2005, YZ were to receive royalties from us only after compensating our costs related to legal protection, advertising, production and other costs. Since YZ committed to finance the costs associated with development of the educational program project subject to Agreement dated December 14, 2004, now YZ will receive royalties from us immediately after the sales of our products with no cost compensation to us or from us to YZ.

Cost and General and Administrative expenses: The cost and general administrative expenses for the three months ended March 31, 2006 decreased by $19,456 or 14.29% compared to corresponding three months period ended on March 31, 2005. This reduction was mainly caused by following ;

i.)

In previous quarter ended March 31, 2005, we issued 50,000 shares of common stock, valued at $12,500, to our president as compensation while in current corresponding period we issued 25,000 shares of common stock, valued at $6,250, to another president as compensation,

ii.)

A reduction in sponsorship fee by $18,001. In three months period ended on March 31, 2005 we made an additional payment of $17,329 on account of an agreement reached with Mr. Mubarak Al Ahbabi, our partner in City Mix LLC, by the end of 2004, whereby we agreed to pay him 2% of our truck rental revenues from the date the truck rent commenced in September 2002 and until to date. This agreement was confirmed by our letter to Mr. Mubarak Al Ahbabi dated January 4, 2005. Remaining reduction of $672 due to reduced truck rental revenue for the three months period ended March 31, 2006,

iii.)

Increase in legal expenses by $10,254, represent payments made to Al Tamimi & Company, an Abu Dhabi law firm and the City Mix’s lawyers for on going legal suits during the three months period ended on March 31, 2006 where as in corresponding three months period ended on March 31, 2005 no such fees were paid.

iv.)

Consultancy fee reduced by $4,500. Based on our requirements we consult with a related party, YZ Business Consulting Inc., a company owned by a shareholder for various advisory services and pay a monthly fee of $4,500, however during these three months period ended March 31, 2006 it was not taken for the month of January 2006 hence consulting fees is lower by that amount.

Finance costs: It comprised of interest paid on First Gulf Bank’s loan, Imputed interest cost on Long term loan (for trucks acquired by assumption of debts) and check discounting charges. Interest on bank loan reduced by $851 compared to three months ended March 31, 2005 due to effect of renegotiated rate with the First Gulf Bank from 10.5% to 5% per annum applied from last quarter of year 2004, which resulted in lower interest charge on reduced monthly balance. Imputed interest cost on long term loan increased by $364 to $6,439 as its repayment starts in 2007 onwards. Charges for check discounting was reduced by $967 compared to three months ended March 31, 2005 due to nominal discounting of checks in this period. The combined effects were reduction of $ 1,513 or 13.98% in finance cost for the three months ended March 31 2006.

Non Operating Income: Such income of $5,502 resulted from sale of old tires during the three months period ended on March 31, 2006 where as there was no such income in corresponding three months period ended on March 31, 2005.

Net Loss: For the three months ended March 31, 2006 our net loss totaled $42,154 or 53.79% of revenue, as compared to $35,034 or 31.29% of revenue for the corresponding three months period ended on March 31, 2005. The principal cause of loss for the first quarter of 2006 was decrease in truck rental income of $33,592 and other reasons stated above for costs and general administrative expenses while loss for the corresponding three months period ended on March 31, 2005 was on almost similar except higher truck rental income was compensated by additional expenses for sponsorship fees as explained above.

Comparison of year ended December 31, 2005 to December 31, 2004.

(All figures are expressed in U.S. Dollars)

	Year ended on December 31, 2005	Year ended on December 31, 2004	Increase / (Decrease) in December 2005
Revenue, truck rentals	$ 359,914	$ 447,837	$ (87,923)

Costs and general and administrative expenses	(489,470)	(449,502)	39,968

Operating Income (Loss)	(129,556)	(1,665)	127,891

Other Income (expenses)
- Provision for loss on receivable from bank	(275,924)	(275,924)	0
- Finance Cost	(40,652)	(38,718)	1,934
- Non Operating (expenses) / Income	0	22,397	(22,397)
Other Expenses (Net)	(316,576)	(292,245)	24,331

Net Income (Loss)	$ (446,132)	$ (293,910)	$ 152,222

Revenue: As indicated for three month comparisons we had to execute a new rental agreement at reduced rates. This caused a reduction of the truck rentals for the year 2005 by $87,923 or 19.63% compare to 2004. In the future, if the hirer terminates the agreement for all or part of the trucks it will reduce our revenues, however, there is a provision for a one-month termination notice, and it will be sufficient for us to enter into similar agreements with another customer. The expected truck rental revenue of approximately $310,000 in the next 12 months was estimated based on new monthly rental of $26,000 effective from July 01, 2005, which represents 30% reduction from the previous periods; however it may further decrease in the future periods due to the natural aging of the trucks and growing maintenance costs.

Cost and General and Administrative expenses: The cost and general administrative expenses for the year 2005 increased by $39,968 or 8.89% compared to 2004. This increase was mainly caused by following ;

i.)	Depreciation on office equipment reduced by $4,382 as there are few assets which are fully depreciated in year 2004,

ii.)	Salary and benefits reduced by $16,326 as in year 2005 as no house rent allowances and bonuses were paid,

iii.)	Issuance of 75,000 shares of common stock, valued at $0.25, shares valued at $18,750 to our presidents as compensation for their services,

iv.)

Increase in the sponsorship fee of $24,527, which represents an agreement reached with Mr. Mubarak Al Ahbabi, our partner in City Mix LLC, by the end of 2004, whereby we agreed to pay him 2% of our truck rental revenues from the date the truck rent commenced in September 2002 and until to date. This agreement was confirmed by our letter to Mr. Mubarak Al Ahbabi dated January 4, 2005. Therefore, an amount of $17,329 was paid for the period prior to December 31, 2004 and another $7,198 was paid for the year 2005. In earlier years, prior to 2005, there was no such a truck rent revenue sharing agreement, and only the normal annual fee of $54,422 was paid to the partner,

v.)

Legal fees increased by $13,996 mainly due to the increase in translation expenses for legal documents and additional payments made to lawyers for legal services offered for subsidiary, City Mix LLC, Abu Dhabi, UAE,

vi.)	Consultancy fees paid to YZ Business Consulting Inc. increased by $4,500 as in year 2004 it was paid only for 11 months while in 2005 the same was paid for the full year,

vii.)	Decreased in Other expenses by $2,348 compared to year 2004 resulting from compensating effects of following major variances in few expenses:

a.) Increase of vehicle rent by $12,310 as there were no such payments in the initial months of 2004. Effective from April 14, 2004 City Mix LLC is renting a pick-up truck, which is unrelated to the cement mixer trucks we own, from the UAE government under a UAE law requiring all limited liability companies working in the industrial sector to rent passenger or heavy-duty vehicles from the government for the purpose of financial support of low-income UAE nationals. City Mix LLC has been paying approximately $1,470 per month for this rent. Due to the above, there was an increase in gas, car wash and parking expenses by $4,158 but partially compensated by reduction in vehicle registration by $3,236 and vehicle maintenance by $8,023 compared to 2004.

b.) Increase in professional fees for audit and accounting fees by $5,146 due to increased amount of services associated with the public offering preparations.

c.) Telephone expenses increased by $3,492 and travel expenses increased by $343 due to a general increase of work amount related to the English language educational software program.

d.) variances in other administrative expenses viz: office sundries reduced by $1,688; repairs and maintenance reduced by $2,087; miscellaneous expenses reduced by $2,009, public relation officer’s services fee reduced by $14,966 as there was much less work in year 2005, which required such services, bank charges reduced by $2,364 while the land fee and associated expenses increased by $2,612 and insurance on plant & trucks was increased by $3,604 due to a general increase of insurance costs in year 2005 compared to year 2004.

Provision for loss on receivable from bank: We have a deposit off $551,848 in a closed bank, the Anglo American Bank, located in Grenada, which is undergoing liquidation. The Ministry of Finance of that country is supervising the liquidation process and return of the funds to the account holders. The company has made provision in year 2004 of $ 275,924 for the doubtful recovery from that bank. Since the status quo of the receivable is the same, an additional provisions for balance $275,924 were made during the year 2005.

Finance costs: Finance cost increased marginally by $1,934 or 5.00% compared to 2004. It comprised interest paid on First Gulf Bank’s loan and check discounting charges. The former was reduced by $2,269 and the latter was increased by $4,203 compared to 2004 as all the checks received for truck rentals in year 2005 while in year 2004 a few checks were not discounted but cashed on due date.

Non Operating Income: Such income of $22,397 in year 2004 consisted mainly of an audit fee refunded of $4,218 relating to our initial operating period and $18,179, an excess management fee levied by Royal Capital Management to City Mix LLC, which was reversed.

Net Loss: For the year ended December 31, 2005 our net loss totaled $446,132 or 123.96% of revenue, as compared to $293,910, or 65.63% of revenue for the year ended December 31, 2004. The principal cause of loss for the year 2005 was decrease in truck rental income of $87,923, provision made for $275,924 for loss of cash in closed bank and other reasons stated above for increased costs and general administrative expenses while loss for the year 2004 was the $275,924 provision made for loss of cash in closed bank charged to operations.

Application of Critical Accounting Policies

The management discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting policies are defined as those that are reflective of significant judgments and uncertainties, and potentially result in materially different results under different assumptions and conditions. We believe the estimate for provision for loss of receivable from bank is critical and has a material impact on our financial presentation.

Off Balance Sheet Arrangements

We have operating lease commitments for a sublease of land (300 ft x 300 ft) on which the plant is constructed. In accordance with the laws of the Emirate of Abu Dhabi, the United Arab Emirates, the land on which the plant is constructed is owned by the Abu Dhabi Municipality and is leased to Mr. Mubarak Al Ahbabi, a UAE national and the partner of City Mix LLC. It is a legal requirement in the UAE for a non-resident entity to have a UAE national in a limited liability company as a partner. Subject to an agreement dated November 26, 2000, this land is subleased by Mr. Mubarak Al Ahbabi to City Mix LLC for the duration of the agreement, which is 20 years and renewed upon expiration. The Abu Dhabi Municipality issues one certificate for both lease and sublease of the land. The certificate is automatically renewed by the Abu Dhabi Municipality on an annual basis provided the annual fee is paid. The sublease amount is $13,000 per annum.

We own 49% of City Mix LLC (which is the maximum shareholding ownership allowed for non-residents by the United Arab Emirate laws) and have full and exclusive rights to operate, manage and control 100% assets and business of City Mix LLC. The remaining 51% is owned by a United Arab Emirates national, Mubarak Al Ahbabi. Our total assets (consisting mainly of City Mix, LLC) as of March 31, 2006 were $2,965,297 where as same on December 31, 2005 it was $2,986,554.

Issues and Uncertainties

(a.) Pending litigations

Since inception, we are involved in litigation. However, management has determined that past and current litigation will not have a material effect on the operation of the company.

City Mix LLC vs. Armitage Engineering LLC:

The basis for the dispute of City Mix LLC (“City Mix”) and their main contractor Armitage Engineering Co. LLC (“Armitage”) is the fact that Armitage failed to complete its work in time as was specified by Contract dated March 28, 1999 and Annex A-1 dated September 11, 2001. Armitage disputed this fact and has taken a series of illegal actions to thrust its unfair position upon City Mix, which has caused substantial damage to City Mix.

The court of first instance of Abu Dhabi, United Arab Emirates considered two actions related to the dispute between City Mix and Armitage.

i.) Urgent Case 73/02 filed by City Mix to stop Armitage’s illegal actions of locking the City Mix’s factory site, preventing City Mix’s subcontractors, engineers and technical staff from accessing the site and preventing City Mix from completing installation and commissioning work. The court rendered its judgment in this case in favor of City Mix on December 23, 2003 and the Armitage’s actions were found illegal.

ii.) Main Action 422/02 which was initiated as Armitage had failed to complete the construction works on due time and rejected penalties for that stipulated by the contract. Armitage demanded that the final payment under the contract in the amount of $158,514 should be paid in full; however the consultant, who supervised execution of the contract as required by the UAE law, concluded that this payment should account for penalties for a period of delays in completion. Therefore in response to the claim filed by Armitage to recover from City Mix above amount of the final payment under the contract, City Mix filed a counter claim claiming penalties from Armitage for failing to complete the project on due time.

City Mix additionally claimed compensation in the amount of $739,048 plus a daily compensation of $4,924 for loss of daily profits resulting from City Mix being deprived from utilizing its factory from February 26, 2002 until a final judgment is rendered and $2,449 daily as fees for the consultant until a final judgment is rendered. Armitage additionally claimed moral damages from City Mix in the amount of $816,326.

On February 27, 2006 the court issued its judgment on main action 422/02, whereby it satisfied the City Mix’s claim for penalties partially in the amount of $25,404 and therefore reduced the final payment under the contract to $133,110. The additional compensation claimed by City Mix was not accounted for.

Al Tamimi & Company, an Abu Dhabi law firm and the City Mix’s lawyers analyzed the situation and the court’s decision and concluded and recommended that City Mix should seek compensation for damages in a court of a higher instance. For this purpose City Mix filed an appeal with the Abu Dhabi Court of Appeal on March 27, 2006. The appeal was accepted and the court referred the case to an expert. The next hearing is scheduled for September 19, 2006. The judgment of the court of appeal may or may not include an interest, which is totally at the court’s discretion including the amount of such interest.

In the event we are unsuccessful in our appeal we will sell a few transit mixers in order to make payments due.

(b.) Receivable from bank

We have a balance of $551,848 in a closed bank, Anglo American Bank, a Grenada Corporation (Bank). The Anglo American Bank is undergoing liquidation, which is supervised by the Ministry of Finance of Grenada. In our letters to the Ministry of May 30, 2004 and April 5, 2004, we requested the latest development of the situation, but have not yet received a response. Nevertheless, by telephone we were notified by Ms. Roth, Secretary of the Ministry of Finance, that the Ministry was supervising the process of liquidation of the bank and the issue of the return of the funds to the depositors. None of the funds deposited in the Anglo American bank are insured. During 2004, we recorded an allowance for doubtful collectibility in the amount of $275,924. Because we were unable to make any contact with the appropriate government officials during 2005 we provided allowance at December 31, 2005 of $275,924 thereby reducing the carrying value to zero.

Liquidity and Capital Resources

Since inception, we have financed our operations through bank debt, loan from third party, equity from our shareholders and funds generated by our business. Cash and cash equivalents as at March 31, 2006 and December 31, 2005 totaled $24,760 and $14,638 respectively representing increase of $10,122 and reduction of $94,000 from their respective beginning of the period/year i.e.: January 1, 2006 and January 1, 2005. As we commence our ready-mix concrete activities, our revenues should come from the plant operation instead of truck rental activities.

Net Cash Flow from Operating Activities: Net cash flow from operating activities amounted to cash flow from $22,635 for the three month ended March 31, 2006 compared to cash used of $34,407 for the three months ended March 31, 2005. The net loss of $42,154 for the current three months period compared to $35,034 for corresponding previous three months period combining with almost similar adjusting transactions for similar comparative periods resulted in lower net profit before changes in operating assets and liabilities of $1,245 for the three months period compares to $14,250 for corresponding similar period in 2005 company manage to generate cash mainly due to decrease in deposits, advances and prepayments by $2,293 and increase of accruals and provisions by $19,096 for the three months period ended on March 31, 2006 against increase in deposits, advances and prepayments by $32,412 and decrease in accruals and provisions by $53,566 for the three months period ended on March 31, 2005. Also there was reduction in trade receivables of $37,320 in for the three months period ended on March 31, 2005 which is nil during the three months period ended on March 31 ,2006.

Net cash provided from operations amounted to $318 for the year ended December 31, 2005 compared to $78,222 for December 31, 2004. The principal cause of the reduction in cash provided was due to net loss of $446,132 and net loss before change in operating assets and liabilities of $7,264 in year 2005 compared to net loss of $293,910 and net profit before change in operating assets and liabilities of $127,964 in year 2004. Contributing to the out flow of cash were payments for accruals of $40,496 which were offset by decrease in accounts receivable of $37,320 and deposits, advances and prepayments of $10,758 against increase in accounts receivable and deposits, advances and prepayments by $37,320 and $9,717 respectively and further marginal increase in deposits, advances and prepayments of $2,705.

Net Cash Used In Investing Activities : We had no investing transaction for both the presented three months period ended on March 31, 2006 and 2005. Net cash used in investing activities amounted to $3,817 for the year ended December 31, 2005 compared to $15,519 in December 31, 2004. For the year 2005, there was no addition to plant and equipment but only payments of $3,817 made for patent cost whereas in similar corresponding year there was addition of plant and equipment by $5,502 and payments for patent cost of $10,017.

Net Cash Used In Financing Activities : Net cash used in financing activities reduced to $12,513 for the three months period ended on March 31, 2006 compared to $23,249 for the three months period ended on March 31, 2005. The principal caused is lower repayments of bank’s loan and offering cost of $10,888 and $1,625 respectively against $18,199 and $5,050 for the corresponding three months ended March 31, 2005.

Net cash used in financing activities for 2005 reduced to $90,501 comprise of net repayment of loan from FGB of $69,771 and payments for deferred offering cost $20,730 compared to cash outflow for the year 2004 was $119,707 caused by $52,000 spent for deferred offering costs and loan repayment of $67,707.

The liability to HSBC representing a post-dated check discounting arrangement was $Nil as of March 31, 2006 and $78,367 as at December 31, 2005. These were netted off against corresponding assets, i.e.: accounts receivables, trade, which was $Nil and $78,367 as of March 31, 2006 and December 31, 2005 respectively. Normal trade terms in the UAE are 90 days. At time of billing we are paid with a check post dated 90 days forward. If we require cash for operations these post dated checks are discounted at the HSBC at an annual rate of 9% much like a factoring arrangement. There is a cost of check discounting is 9% per annum.

As of July 25, 2006 cash on hand was $38,965. This will satisfy our cash requirements for approximately two months. We will need about $300,000 within the next 12 months to finance our liabilities and day-to-day costs and we will use our truck rental revenue for this purpose. All funds that may be raised from this offering within this period will be used to finance our projected cash requirements related to the development of the ready-mix concrete plant project.

Our subsidiary City Mix, LLC is liable on a loan payable to the First Gulf Bank, Abu Dhabi, United Arab Emirates, which is collateralized by 16 concrete mixer trucks. The trucks will be released to the company once the loan is fully paid off. This loan had been obtained from First Gulf Bank by the former owners of City Mix LLC to finance the construction of the concrete plant before City Mix LLC was put for sale through a private auction in November 2000. The original loan amount was $1,061,225 and carried an interest rate of 10.5% per annum. The funds were used to finance the purchase of the plant machineries in Italy and shipment to Abu Dhabi and to cover local construction costs. The loan has no fixed maturity date and no covenants and/or restrictions. As of July 1, 2003 the interest rate on the loan was renegotiated with and accepted by the bank from 10.5% to 5% and at present, City Mix, LLC is paying $6,803 per month including approximately $6,000 of principal and about $800 of interest. Based on such repayments the loan is expected to be fully repaid by May 2008. The outstanding debt to First Gulf Bank was $92,673 as at June 30, 2006, $102,299 as at March 31, 2006 and $113,187 as at December 31, 2005. The approximate $310,000 in projected revenue will be used to repay the bank debt and finance our day-to-day expenses. Further development of the English language project or products will be funded by YZ Business Consulting subject to Agreement dated December 14, 2004.

Management anticipates that our primary uses of capital in the future periods will be allocated to pay off our bank loan and for working capital purposes. After we receive proceeds from this offering and put our ready-mix concrete plant into operation our business strategy will be to increase working capital by internal growth through sales of our products, and externally through the sale of potentially dilutive securities. We may also continue to incur debt as needed to meet our operating needs.

We are planning to proceed with the English language educational program in collaboration with YZ Business Consulting (YZ). YZ will carry out all planned activities as described above maintaining our exclusive rights to the registered trade mark and any and all educational aids. YZ will finance the costs associated with development of the educational program project pursuant to Agreement dated December 14, 2004 between us and YZ.

In the event that we are unable to raise $550,000 from this offering required to commission the first batching unit of the City Mix LLC concrete plant, we will consider other options to utilize our production facilities, including a lease arrangement, or an operating management agreement with one of the local producers, whereby our plant will be operated by a professional operator in the interest of both parties. In such case, the operating partner would bear the cost associated with the start-up of the plant.

We do not currently have material commitments for capital expenditures. However, we anticipate entering into such commitments for approximately $1,900,000 to ensure the start-up and the operation of our ready-mix concrete plant and provided the necessary funds are raised from public investors.

In the ordinary course of business, we enter into contracts that specify that we will purchase all or a portion of our requirements of a specific product, commodity, or service from a supplier or vendor. These contracts are generally entered into in order to secure pricing or other negotiated terms. They do not specify fixed or minimum quantities to be purchased and, therefore, we do not consider them to be purchase obligations.

Management anticipates that the capital requirements for operations and development for the next twelve months for the ready-mix concrete plant project, our main planned business, will be $3,600,000, based on cash flow projections.

•	$3,150,000 for the ready-mix concrete project ($1,800,000 for Stage 1 and $1,200,000 for Stage 2);
•	$450,000 for general corporate purposes.

After the ready-mix concrete plant is operational, our subsidiary, City Mix LLC will try to obtain debt financing as well as to receive raw materials such as cement on credit against signed contracts for supply of concrete products from its plant. In the event we are unable to raise enough funds from this offering, we will use any possible options to obtain debt financing including those against a lease arrangement, or an operating management agreement with a professional operator.

BUSINESS - OUR COMPANY

A SUMMARY OF WHAT WE DO

About Us

We were incorporated under the laws of the State of New Jersey on January 11, 1994 as an international trade consulting firm and were rendering business consulting services until July 2002, when we commenced our activities in developing computer software products designed for teaching foreign languages, based on the technology for improved perception and memorization of information using electronic visual devices, such as a personal computer, which we acquired by virtue of a license agreement with YZ Business Consulting dated July 26, 2002. Based on the license agreement we have been developing the English educational software project in collaboration with YZ Business Consulting.

At the same time with entering into the license agreement with YZ Business Consulting we redistributed our shares in July 2002, and as a result, the following individuals were issued shares of our common stock: Yuli Ginzburg - 2,429,000; Yevsey Zilman - 1,493,790; Olga Safonova - 1,400,000; Eugene Gurevitch - 1,686,530; Vera Shatokhina - 609,270; Teresa Bergstrom - 220,000; Sonia Bromberg - 500,000; Nikita Sukhin - 20,000; Margarita Ginzburg - 10,000 and Anna Kanevsky - 20,000. Upon the issuance of these shares, this group obtained control of the company.

The material terms of the said license agreement are as follows.

•

Subject of the Agreement. YZ Business Consulting (“YZ”) provides us with the technical know-how and the intellectual property with a general ZS SuperTutor© designed to develop educational aids in form of a software program on CD’s used to study foreign languages with the help of using electronic visual devices, such as a personal computer (“the Technology”), and we develop, produce and market product(s) based on the Technology, provide legal protection for the Technology and pay royalties to YZ.

•

Obligations. YZ grants to us an exclusive proprietary right to the Educational Aids developed on the basis of the Technology, as well as an exclusive right to develop, improve, upgrade and sell the Educational Aids. We undertake to develop, produce and sell Educational Aids for teaching the English language as a second language, and pay royalties to YZ in accordance with the terms of the contract.

•

Royalties. We will make regular payments to YZ up to forty per cent (40%) of the total revenues (“Royalties”) from our sales of any product, services or any other activities utilizing the educational aids. The regular payments of the Royalties are reduced if necessary to insure that there is no loss for us in this type of activity.

•	Term of the contract and termination. The term is unlimited with a termination clause by mutual consent or in the event of violation of the contract by either party.

We specialize in development and management of a variety of business activities and diverse projects. We transact business operations as follows: (1) through our subsidiary, City Mix LLC, in Abu Dhabi, the United Arab Emirates, we own 49% we have full and exclusive rights to operate, manage and control 100% of the assets and business of City Mix LLC, consisting of a technology and equipment to produce a ready-to-use fresh concrete containing a few ingredients (sand, pebble, concrete, water) mixed to customer specifications; and (2) we develop a program for teaching American English as a second language with the aid of a personal computer and plan to market and distribute it in the countries where we are able to attract local partners and granting them licenses and exclusive marketing rights. We currently do not have operations in either of our two proposed businesses.

On December 17, 2003, we acquired all the assets of City Mix Management Co. Inc. in exchange for 32,000,000 shares of Royal Capital Management Inc.. As a result of the transaction Royal Capital Management became the owner of 49% of City Mix LLC, in Abu Dhabi, the United Arab Emirates (City Mix) with a contractual right to exercise the exclusive rights to operate, manage and control 100% of the assets and business of City Mix LLC pursuant to the Power of Attorney granted by agreement of a UAE national Mubarak Al Ahbabi, the 51% owner. Under United Arab Emirates (UAE) Commercial Companies Law being Federal Law no. (8) of 1984 as amended, the minimum cumulative shareholding of UAE nationals in a limited liability company must be a 51% owner of the paid in capital.

City Mix LLC was originally established on November 13, 1997 with a license to produce and sell ready-mix concrete in Abu Dhabi, the United Arab Emirates. In March 1998 City Mix commenced the construction of a site for its future ready-mix concrete plant, but by early 2000 the then owners could not invest further to complete the project and the company was taken over by City Mix Management Inc. on November 18, 2000 through a private auction. In September 2001 the plant construction was resumed and City Mix was still in the construction stage when we acquired all the assets of City Mix Management Co. Inc. and effectively became the owner of 49% of City Mix LLC with contractual rights as described above. As we took over, the plant construction was fully completed and all the production machineries were erected.

City Mix Management Inc. was created to acquire 49% shares of City Mix LLC, complete the construction of its ready-mix concrete plant and to raise capital for its operation. Prior to the December 2003 acquisition City Mix Management Inc. was managing the construction of the plant of City Mix LLC in Abu Dhabi.

Our ownership, management and control rights in City Mix are fixed in and by the following shareholding documents of City Mix:

(1)            Share Transfer and Amendment to the Memorandum of Associations of City Mix signed between us, the Management Company and Mubarak S. Jaber Al Ahbabi, the owner of the 51% shareholding in City Mix (the Partner) and dated 01/05/05 (the Share Transfer), whereby we acquired ownership of 49% of City Mix and are appointed manager of City Mix with all powers to exclusively operate and manage the business of City Mix;

(2)            Power of Attorney issued by the Partner in our favor dated 01/05/05, whereby we are authorized to act on his behalf in connection with his 51% shareholding in City Mix, represented by 51 shares, and to vote in any manner we deem appropriate for and on his behalf at all meetings of the General Assembly of City Mix with full and unfettered authority, and to exercise all the rights whatsoever attached to the said 51% shares. The Power of Attorney cannot be revoked without our written consent; and

(3)	Agreement between the shareholders of City Mix dated November 26, 2000, whereby:

We assumed the assets and liabilities, and the above ownership, management and operational rights in City Mix by virtue of this agreement and the above Share Transfer and Power of Attorney.

The Partner shall render all necessary assistance in all matters pertaining to the federal and Abu Dhabi authorities, arrange and be responsible for the official registration of the company with the federal and Abu Dhabi authorities, maintain a valid land lease, and not to sell, transfer, assign or otherwise dispose any of his shares in the company without a written consent of the other party, and not to have any role whatsoever in management and operation of City Mix. Pursuant to our agreement with Mr. Mubarak, our partner, confirmed in City Mix LLC’ letter to him dated January 6, 2005, he is entitled to receive 2% of gross revenues of City Mix LLC.

The term of the agreement and the Share Transfer is twenty (20) years and renewable. The agreement may be terminated by a mutual written consent of the parties or by any party in the event of material violations of terms and conditions thereof.

Mr. Mubarak, our partner in City Mix LLC, is entitled to receive an annual sponsorship fee of approximately $55,000 and 2% of gross revenues of City Mix LLC, which we have paid in full to date.

The United Arab Emirates law, and in particular, Article 237 of UAE Commercial Companies Law being Federal Law No. (8) of 1984 and Article 955 of the UAE Civil Transactions Law, provide that when a limited liability company is dissolved or sold, the disposal of the company assets will be controlled by the partners according to the actual status, i.e. the actual investments made in the company. Therefore, notwithstanding that City Mix LLC we own only 49% of the shareholding and the right to manage 100% of the assets, we will have the right to control the disposal of all the company assets and accordingly receive 100% proceeds as we paid up all the investments in and expenses of City Mix LLC with a zero contribution from our partner, the 51% owner.

Based on the above shareholding documents of City Mix LLC, our arrangement with Mr. Mubarak precludes him from creating any lien on his shares in City Mix LLC. In the event Mr. Mubarak’s shares somehow become subject to claims from his creditors, such claims will be dismissed by the appropriate UAE authorities because as per Article 237 of UAE Commercial Companies Law being Federal Law No. (8) of 1984 and Article 955 of the UAE Civil Transactions Law if a 49% owner of a limited liability company exercises all the rights attached to the 51% shares and has paid up all the investments in and expenses of the company, such company and such owner shall not be liable to any claims on the said 51% shares from a third party.

We have had losses in each fiscal year (we had a net profit in one interim period) since inception and rely upon either the sale of our securities or loans from management to fund any shortfalls in operations. The management did not make any commitments to provide the company with the funds.

Presently, we are not required to deliver annual reports to security holders and do not intend to do so. However, when this registration statement is declared effective, we will deliver annual reports to security holders.

There is a legal requirement for our subsidiary City Mix LLC in Abu Dhabi, UAE to maintain its legal status by renewing its licenses on an annual basis, namely the Abu Dhabi Municipality License and the Abu Dhabi Chamber of Commerce and Industry License. City Mix LLC is obligated to renew the licenses in order to maintain its offices in the city of Abu Dhabi (the Abu Dhabi Municipality License) and to confirm the land lease and the status, environmental and technical condition of the ready-mix concrete plant in the dedicated industrial area outside the city of Abu Dhabi (the Abu Dhabi Chamber of Commerce and Industry License). Each license costs an average of about $1,000. The licenses were renewed on December 27, 2004 and December 17, 2004 respectively.

There is no need for City Mix LLC to obtain any government approval of principal products or services, however, when the ready-mix concrete plant becomes operational and is ready to produce and supply ready-mix products to the market, the company will need to obtain approvals of its quality procedures, production techniques, technological set-up, and end product quality from a `consultant’, which is an engineering firm supervising construction and all materials supplies on behalf of an owner of a construction project. The institution of `consultants’ is mandatory in the construction sector and is maintained by the government to ensure that any construction project is completed in compliance with the standards of the International Federation of Consulting Engineers (FIDIC), British Standards Institute (BS), American Society for Testing and Materials (ASTM) and similar. Once our ready-mix concrete plant is commissioned and ready for operation, we will proceed with all the formalities required to obtain such approvals.

We are not presently required to deliver an annual report to our security holders. However, we will voluntarily mail an annual report to security holders that will include audited financial statements.

We have filed with the Securities and Exchange Commission in Washington, DC, a registration statement on Form SB-2 under the Securities Act of 1933 with respect to the shares we are offering. Prior to the effective date of the registration statement, we are not subject to the information requirements of the Securities Exchange Act of 1934. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the rules and regulations of the SEC. Reference is hereby made to the registration statement and exhibits thereto further information with respect to us and the shares to which this prospectus relates. Copies of the registration statement and other information filed by us with the SEC can be inspected and copied at the public reference facilities maintained by the SEC in Washington, DC at 100 F Street, Washington, DC 20549. In addition, the SEC maintains a World Wide Website that contains reports, proxy statements and other information regarding registrants such as us that file electronically with the SEC at the following Internet address: (http:www.sec.gov).

Commissioning, start-up and operation of the ready-mix concrete plant in Abu Dhabi, the United Arab Emirates

On December 17, 2003, we acquired all assets of City Mix in exchange for 32,000,000 shares which were issued to shareholders of City Mix Management Co., Inc., namely: Eugene Koupsin - 3,200,000; Alexander Shishkin - 6,400,000; RALY Partners - 22,400,000. RALY Partners distributed its shares to shareholders of RALY Partners as follows: Andrei Kharlanov - 2,531,200; Vladimir Davidov - 5,040,000; Yuli Ginzburg - 4,524,000, Yevsey Zilman - 4,480,000; Vera Shatokhina - 1,545,600 and Eugene Gurevich - 4,278,400.

Industry and Market

The United Arab Emirates is rapidly becoming an economic role model for the region with a business friendly environment, an open and liberal economic policy and ten years of solid GDP growth, which has averaged 5.8 per cent annually and 8% for the non-oil sector. The gross domestic product of the emirate of Abu Dhabi was $41 billion in 2002. The UAE maintained its high per capita income standing at $20,602 last year (`Abu Dhabi Economy’, Issues 374-376, 2003). Direct foreign investments into the country reached $4.1 billion in the year 2000 (`Abu Dhabi Economy’, Issues 359, 2002). The United Arab Emirates and the Emirate of Abu Dhabi in particular have attracted multi-billion dollar investments for the development of major construction projects. The construction and industrial sector is the second largest industry in the UAE after oil and gas. Abu Dhabi expects local and foreign investment to invest at least $10 billion into emerging industrial zones (`Abu Dhabi Economy’, Issue 381, March 2004).

All Abu Dhabi construction projects are based on concrete structures. Concrete is the only locally available, and thus widely used construction material.

Marketing Strategy

Our marketing strategy will focus on a number of basic principles. These are ranked in order of strategic importance for us as follows:

o	Technology and Product Quality
o	Selective Job Portfolio
o	Price
o	Promotion

Technology and Product Quality

Our ready-mix plant in Abu Dhabi has not yet produced any finished products. It was manufactured in 1999 by CIFA, Italy, one of the major manufacturers of ready-mix plants in Europe. CIFA equipment is well-known in the region and is used by a number of concrete producers. The principal design elements of the production technology are as follows.

(A)

Vertical Aggregate Automatic Feed System. The plant is equipped with a feeding unit, which allows fully automatic unloading of aggregate directly from supply trucks into storage silos by means of a fast automatic vertical-type covered belt conveyors, which requires no wheel loaders.

(B)

Aggregate Storage System. The plant is equipped with a fully isolated and protected aggregate storage silos that provides protection of aggregate from direct sun and other environmental impacts such as winds, rain and dust.

(C)	Water Cooling. The plant incorporates an underground concrete reservoir for technology water and two water chillers to provide temperature control at every stage of the production process.

(D)	Mixing. The plant incorporates two automatic mixing units, each of a 85 cubic meters of concrete per hour.

(E)	Concrete Recycling Unit. The plant is equipped with a special unit for utilization of concrete residues.

(F)

Truck Mixer Washing Unit. This was designed for of truck drums before loading with concrete and washing of truck mixers before exiting the site. Waste water is recycled and used back in the production process.

The plant is designed to provide product quality to international and local standards utilizing technology features as follows.

•

The technology equipment of the plant is designed to provide a fully automatic and an accurate feeding of ingredients (aggregate, concrete, water and additives) into the mixing units in accordance with a mix design (formula) to produce a variety of types of concrete.

•	Temperature control at all stages of the production process and cooling of the ready-mix concrete during transportation (by means of adding ice into truck mixer drums).

•

The plant is equipped with a laboratory, which allows a comprehensive quality control of ingredients and ready-mix concrete to BS and ASTM standards throughout the production process, as well as post-production tests of fresh and hardened concrete before delivery to customers. In addition, quality tests will be carried out upon delivery at the customers’ sites with vis-à-vis a mobile laboratory.

Note. British Standards Institute standards (BS) and American Society for Testing and Materials (ASTM) standards are international quality control standards used worldwide in the construction sector and ready-mix production and the same are applied in Abu Dhabi, the United Arab Emirates.

Selective Job Portfolio

In our marketing activities, we will be very selective and will focus on entering into long-term relationships with reliable clients, who enjoy a very good reputation in the market regarding prompt and secured payment for the supplied concrete.

Pricing

Our pricing strategy will be based on existing local market prices. At the initial stage of the project we intend to offer competitive product selling prices in order to ensure the market entry.

Simultaneously, we will not lower prices to an extent that would jeopardize the operating margins or lead to a price war on the market. In the beginning, we will concentrate on supplying the most widely used types of ready-mix concrete with high market prices such as 40N SRC ($57 per cubic meter) and 40N SCC ($62 per cubic meter). Simultaneously, we plan to pursue and establish long-term relationships with suppliers of raw materials. We hope to offset our favorable receivables policy by negotiating favorable credit terms with our suppliers including discounted and post-dated payments for the supplies of raw materials. Common practice in Abu Dhabi is that concrete producers make 6 month post-dated payments for the raw materials. However, we do not have signed agreements with the suppliers, and therefore cannot guarantee such favorable credit terms.

Promotion

We plan to pursue the following promotional activities:

o	Streamlined presentation of our products, technology and services to potential customers including governmental institutions;

o	Introduction of printed advertising materials to potential customers;
o

An aggressive Internet presence, for which we are planning to develop and maintain our own web site to demonstrate and e-mail to clients promotion data on our company, specific production techniques and technology, etc.. We do not presently have a company web site.

o	Advertising in printed media and industry publications focusing on the target market segment.

In order to organize, manage and carry out our marketing and promotional activities we will employ, once the necessary project funding is secured, a marketing manager and, if necessary, other marketing specialists having proper expertise in the concrete business. When the need arises we will use local employment agencies to assist us with staffing.

Raw Materials Sources

Aggregate. The main sources of aggregate are three biggest quarries and crushers in Al Ain (150 km from Abu Dhabi), Buraimi (200 km from Abu Dhabi) and Ras Al Khaima (300 km from Abu Dhabi), which supply aggregate to all concrete producers in the UAE including Abu Dhabi. These three crushers supply the best aggregate in terms of less dust, chloride and sulphate content and highest crushing and impact values. The price of the aggregate including supply costs from all the three sources varies insignificantly and on average is about $7 per cubic meter. There is a very well established contractual system of the aggregate supplies to concrete producers. The aggregate is transported to concrete plants in trucks as  per purchase orders. There are different terms of payment including post-dated payments of up to 6 months and a range of discounts on cash payment.

Cement. The cement factory in Al Ain (150 km from Abu Dhabi) is the main source of cement for concrete producers of Abu Dhabi. It supplies all principal types of cement such as OPC, SRC and MSRC. The price of cement including transportation costs is about $60/t. Also there are different terms of payment including post-dated payments of up to 6 months and a range of discounts on cash payment.

Water. The City Mix plant is connected to the central water supply system of the Abu Dhabi Municipality, which supplies technical water to all factories and plants in Abu Dhabi. Water supplies from the system will commence upon commissioning of the City Mix plant. Water consumption will be managed as per daily production needs and the water will be pumped into the plant’s underground insulated concrete reservoir. Water supplies will cost about $0.5 per 1 cubic meter of concrete.”

Customers

The economic statistics and other information published in `The Abu Dhabi Economy’ a monthly magazine of the Abu Dhabi Chamber of Commerce and Industry (Issues 381 - March 2004, 376 - October 2003, 375 - September 2003, 374 - August 2003, 358 - April 2002), as well as professional opinions of local business professionals (see attached a letter by N.R. Doshi & Co.) confirm that the construction sector in the United Arab Emirates is the second largest industry after oil and gas. The UAE authorities, and the government of the Emirate of Abu Dhabi in particular, pursue a very active policy of establishing and developing new commercial, industrial, residential and entertainment zones to attract local and foreign investments in order to ensure permanent growth of the country. All Abu Dhabi investment and construction projects are based on concrete structures. Concrete is the only locally available, and thus widely used construction material. The construction projects include construction of commercial and industrial infrastructure objects, residential and office buildings, and bridges.

Major construction projects in Abu Dhabi are managed by private construction companies contracted by various governmental institutions such as:

•	The Abu Dhabi Municipality
•	The Abu Dhabi Water and Electricity Authority
•	The Abu Dhabi Sewage Authority
•	The Abu Dhabi Department of Public Works
•	The Abu Dhabi Defense Ministry

There is also a large variety of private construction projects in Abu Dhabi owned by large and medium sized private companies. All of the construction projects are normally tender-based, which means that first project owners announce tenders and then the winner is selected and awarded with a construction project based on the best bid in terms of cost and quality of construction, products and services, term of construction, technical set-up, etc. In upcoming years, Abu Dhabi expects local and foreign investments to invest at least $10 billion only into emerging industrial zones (`Abu Dhabi Economy’, Issue 381, March 2004).

There is a need for concrete in the government and private sectors and our subsidiary, City Mix LLC, will participate in the bidding for these contracts once our ready-mix concrete factory is ready for production. We will need approximately $300,000 in order to have the plant ready for operation, which will enable City Mix LLC to submit bids for contracts.

How We Compete

A number of producers of ready mixed concrete are active in Abu Dhabi, but most of them are insignificant in terms of quality and production capacity. There are about five plants that produce quality output in terms of strict quality and uninterrupted delivery (Abu Dhabi Ready Mix, Tremix, Unibeton, RMC Supermix, and Trans Gulf). Some of them have been in business for in excess of 10-15 years.

Our plant represents a technology and a set of machineries manufactured by one of the world leading manufacturers of the ready-mix concrete equipment, which enjoys a good reputation in the are as a reliable and effective production equipment. To operate the plant we will seek and employ highly qualified personnel. We intend to offer our potential clients competitive product selling prices, standard quality and uninterrupted delivery.

Development, marketing and distribution of a program for teaching American English Purpose

Our purpose in this area is to establish a long-term commercial presence in a growing international market - education, and to develop a number of projects and activities in this area. We plan to achieve this strategic purpose in several stages, with the implementation of the Language Program project being the initial stage. The project will focus on entering the international market by introducing a technology and products providing advanced teaching materials and education services in teaching the American English as a second language.

The technology applied in our products will provide development of advanced educational aids, teaching programs and materials for educational purposes. It can be used to expand the range of our products to cover speakers of different languages, who study English as a second language based on variety of subjects. Such subjects will have a wide range from the level for beginners and higher and will include the English lexis of exact, natural sciences, arts, religion, etc. (i.e. chemistry and physics, law and medicine, aesthetics and architecture, theology, the Bible, etc.).

Product

The product offered by us is an educational aid named “American English. Primary Course. Part 1” in form of a computer software program designed to teach Russian speakers American English as a second/foreign language to non-English speakers, as well as to expand the vocabulary and improve general knowledge of the language of those who command American English in one degree or another. The educational aid is designed to help students to ensure memorization, correct pronunciation, spelling and practical utilization of about 2,000 most frequently used words and word expressions. The software program is designed to develop all language skills: listening, speaking, reading and writing. It includes the following components:

o	Vocabulary (English words and expressions)
o	Translation into native language
o	Transcription and phonetics
o	Audio material (standard pronunciation)
o	Video material (images)
o	Record and playback
o	Practical exercises
o	Grammar
o	Help (user manual)

The “American English. Primary Course. Part 1” educational aid will be followed Part 2. Part 1 and Part 2 of the primary course will comprise about 2,000 each most frequently used words and word expressions making the total vocabulary of the primary course of about 4,000 most frequently used words and word expressions. At later stages we intend to develop and issue other educational aids which will eventually form a full course of American English which will comprise three levels of training (courses) designed to promote memorization, correct pronunciation, spelling and practical utilization of the spoken English material of about 10,000 words, word and expressions, phrases and idioms to assist students in developing good command of American English helping them in preparation for the SAT examinations at US educational institutions. The three levels are:

•

Primary (for beginners). A student learns basic vocabulary (the most frequently used English words, word combinations and expressions), phonetics and grammar, as well as receives practical training how to use the vocabulary correctly in spoken language. At the end of the course a student should develop a capability of communicating with English speakers at the elementary level in most common day-to-day situations.

•

Intermediate. A student expands his vocabulary and receives more practical knowledge and training in the English spoken and written language. At the end of the course a student should develop a capability of communicating with English speakers at intellectually higher level on a broader variety of subjects of human activity.

•

Advanced (with extensive grammar). A student further expands his vocabulary and receives an extensive knowledge and practical training in the English spoken and written language, as well as the English grammar. At the end of the course a student should develop a good command of American English and a capability of communicating with English speakers on most of the subjects of modern human activity, which will help him sit for SAT examinations at US educational institutions.

Each level is a separate product and will be offered to customers in the form of a set of compact disks. The first edition of the Primary Education product is for the speakers of the Russian language and is called `American English. Primary Course.’ It will contain Part I, which has already been developed, and Part II to follow. The Primary Course will be used to develop good command of about 4,000 most frequently used English words and word expressions. At later stages we will issue other editions for the speakers of Spanish, French, Arabic, Hindi, Chinese and other languages. The vocabulary, exercises and grammar of the educational aids will be translated into these languages by highly qualified translators - experts in the subject language, who will be contracted for this purpose. The translated material will then be put into the software product with the help of a special software program.

We have been carrying out research and development work on this project following the technology acquisition from YZ Business Consulting in July 2002. This work was related to legal protection of the intellectual property of the right holders, development of the vocabulary, grammar and exercises for our educational aids, and research and preparatory work with potential partners to organize future commercial sales of our end products. For this purpose we have spent $30,020 during the last two years. As of today, we have completed the development of the educational aid“American English, Primary Course, Part I.” The vocabulary, exercises, grammar, and methodological instructionsfor this educational aid has been developed. The product software has been developed and debugged. Necessary production facilities have been set up and the production technology has been developed and introduced together with the technical protection against unauthorized reproduction. The first version of the product prototype has been issued. The technology and the prototype are undergoing necessary finishing procedures. The trade name ZS SuperTutor has been developed for the technology. The logo and the trade name ZS for our products and services have been registered with the appropriate authorities of the Russian Federation.

Product Features

The program for teaching the American English with the help of a personal computer developed by us incorporates a number of features. These can be summarized as follows:

o

The educational material (vocabulary) is presented by means of demonstrating vocabulary units in the subject language on the computer screen with a frequency of 25 frames per second, each unit together with an illustration in the same frame. No native language is used in this mode of program operation in order to create an associative link between a unit in the subject language and its image in form of an illustration. Then by means of practical exercises, in which the units equivalents in the native language are now introduced, and students study the subject units both in English and native language, listen to their standard pronunciation, learn to translate from one language to another and to use the units correctly in the spoken language.

o	All the vocabulary is displayed in form of images with English equivalents with frequency 25 frames per second.

o	Presentation of the material is accompanied by the Mozart music

o	The program is designed to train all types of human memory in attempt to develop all language skills: listening, speaking, reading and writing.

o	Any teaching function can be utilized momentarily any time during the learning process. o The program is highly ergonomic and requires no other teaching instruments or materials.

The effectiveness of our products has not been verified yet.

Our products are aimed at studying English as a second language utilizing resources of a personal computer. Our software program contains functions which allow a student to do the following:

1. Use illustrations in order to memorize English lexis.

2. Listen to the correct English pronunciation, record own pronunciation and compare it with the correct pronunciation.

3. Translate from the native language into English and backwards and verify against the correctness of the translation.

4. Type in English using the English pronunciation playback or the text in the native language.

The development of our educational aids included the continuous analysis of the existing practice and professional expert opinions.

Marketing

Our marketing strategy for the sales of our educational aids may take different forms in the course of the project. One of the forms we are planning to implement is that we will establish agency and dealership agreements with educational institutions for the establishment of a network of English training centers in certain regions of the world, which will use our software products in their educational activities. Each of the agency and dealership contracts will provide for an extensive marketing effort, including but not limited to:

o	Presentation of our products and services to potential customers including governmental and private educational institutions;

o	Introduction of printed advertising materials to potential customers;

o	Advertising in printed media and industry publications focusing on the target market segment.

In addition, we are planning to carry out an advertising and promotion campaign through the Internet. For this purpose we are developing our web site dedicated to the English Learning Program. This activity is funded by YZ Business Consulting until the proceeds form this public offering are received. We are planning to have the web site functional in the third quarter of 2006. Our Internet-based marketing campaign will focus on the key principles as follows:

o	education of potential customers about the English Learning Program;

o	advertising publications in English and the native languages;

o	direct sales of our educational software products;

o	demo version with a download option;

o	technical support

Our advertising campaign through Internet will be carried out initially in the English and Russian languages and then, at later stages, in other languages such as Spanish, Arabic, Hindi, Chinese, etc. prior to and in accordance with introduction to the market of our educational software products in such languages.

License Agreement with YZ Business Consulting

Effective August 9, 2005, we signed a license agreement with YZ Business Consulting. The License Agreement is of an unlimited term with a provision for termination by either party with a not less than one month notice. The License Agreement is the primary asset we are using to develop, market and distribute educational aids in the form of a computer program for teaching American English as a second language with the aid of a personal computer. Yevsey D.Zilman, our President and Deputy Chairman of the Board of Directors, owns YZ Business Consulting. In its essence the License Agreement provides us with the exclusive right to the ZS SuperTutor© Technology, development and sales of Technology-based products. At the same time the agreement allows YZ Business Consulting to engage in any kind of activities utilizing our educational aids, whereby YZ Business Consulting will buy our products contributing to the increase of sales.

Pursuant to the License Agreement, we were required to pay royalties to YZ Business Consulting as follows: 40% of the total revenues from our sales of any products, services or other activities utilizing the educational aids after complete recovery of all our initial stage operation costs, including legal fees, advertising and production. However, subject to Agreement dated December 14, 2005 YZ Business Consulting committed to finance all the costs associated with English language software project, and therefore is entitled to receive royalties without prior compensation our initial stage costs. The regular payments of the royalties will be reduced if necessary to insure that there is no loss for us in this type of activity. In such event the payments of royalties will represent final settlements between the parties and the reduced royalties will not accrue it this situation.

We also have a Consultancy Agreement dated January 6, 2004 between us and YZ Business Consulting, Inc., which is a separate arrangement from the above License Agreement. The main terms and conditions of the above Consultancy Agreement are as follows.

•	Subject of Agreement. YZ renders to us business consulting services on all aspects of organization and conducting of our business.

•	Remuneration. In consideration of the services provided thereunder, YZ receives from us remuneration as per invoices issued by YZ to us.

•	Duration. The Agreement is in force until terminated either by a mutual consent of the parties or at any time by one party by giving the other party a one-month notice of termination.”

Customers

Our software product is designed to teach American English as a second/foreign language to non-English speakers will be distributed to a variety of potential customers. The target audience falls into two major categories.

•	Individual customers of any sex, nationality, religion, social status and profession from fourteen years and older.
•	Governmental and private educational institutions, including any type of training centers, schools, colleges and universities.

Based on the fact that our product does not require any specific training means, materials or knowledge and that the learning techniques are very simple and easy-to-understand, it can be used effectively and is designed for any user.

How We Compete

There are various software products in the international markets related to teaching foreign languages and the English language in particular. These products are manufactured and marketed by different producers and differ substantially both in terms of quality and price. It should be noted though that the educational sector is one the world’s permanently growing business markets and has practically no limits in demand for effective educational material.

Our ability to successfully compete on the international arena is based on the following major factors:

Product features. In our marketing campaign, we will focus on educating our potential customers about our product features such as demonstration, with a 25 frames per second frequency, of the vocabulary in from of images and corresponding words, word combinations and phrases in English with no equivalents in the native language, use of Mozart music and others, which are designed to help students in developing all language skills (listening, speaking, reading and writing), etc.

Many of the educational software products currently available in the market do not provide for the subconscious mode of instruction. Those which do, normally require the use of additional technical means such as TV sets or overhead projectors or double-side cards. For example, the autogenic training, which requires a substantial amount of additional time and which is not effective with every individual. Our product makes a complex intellectual work of studying foreign languages a well-organized and easy activity. The studying process becomes spontaneous and reliable memorization of new information occurs much faster than under available learning techniques, offered by other products.

Balanced Marketing Strategy. In accordance with our strategy for the development of the English language teaching program, we are planning to market and distribute our products through a network of regional agents and dealers. These agents and dealers will enter into agreements with and supply our educational aids to education institutions in such countries of the world as, Russia, Ukraine and other countries of the former Soviet Union.

Sound Price Policy. The selling prices for educational software products currently available in the markets, which are designed for teaching foreign languages, and the English language in particular, range from a few dozens to several thousand US dollars. In order to ensure the market entry and low entry barriers into this market, we are planning to maintain the selling prices for our product in average range of local market prices. Final determination of the actual and minimum selling price will be made in the course of the American English experimental training in one of the Russian education institutions by the end Of the first quarter of 2007.

RESEARCH AND DEVELOPMENT COSTS

We spent $30,020 during the last two years on research and development related primarily to the development and completion of our software product with necessary components, development of the vocabulary, grammar and exercises, legal protection of the intellectual property, as well as preparatory work to organize future sales of the end product. We have not incurred any research and development costs in our ready-mix concrete business.

INTELLECTUAL PROPERTY

On June 28, 2004 International Application No. PCT/US2004/02/07/64 was filed with the International Bureau of WIPO, Geneva, Switzerland and Confirmation No. 4543 was registered with the United States Patent and Trademark Office. However, we decided at present to change the way of protecting our intellectual property. We ensured the appropriate registration of our computer program instead of registering a patent for the software development technology. To date, protection of the right holders’ intellectual property has been completed. We ensured legal protection of the computer program by registering our copyright to the software program in the Russian Federation (Registration Certificate 2005610779 dated April 4, 2004), the country where we intend to start our product sales and which is a signatory to the WIPO Copyright Treaty of December 20, 1996 and the 1971 (Paris) Act of the Berne Convention for the Protection of Literary and Artistic Works. These provide that the registration of the copyright to a software program in one member-country ensures equal protection in all other member-countries. The above WIPO Copyright Treaty and the 1971 (Paris) Act of the Berne Convention cover all countries, including the USA, where we intend to market our computer program.

Employees

As of May 10, 2006, we have five (5) employees who are all full time. We consider our relations with our employees to be good. From time to time, we also utilize services of independent contractors for specific projects or to support our research and development effort. City Mix LLC, our subsidiary, currently has one employee, Andrey Kharlanov, its General Manager.

DESCRIPTION OF PROPERTY

New Jersey Corporate Headquarters: We presently utilize the home office of Eduard Klebanov located at 325 Flower Lane, Morganville, New Jersey as our corporate headquarters. Mr. Klebanov is our Vice President and Chairman of the Board of Directors. This is at no cost to us.

Abu Dhabi, UAE Lease: City Mix, LLC, our subsidiary, entered into a sublease agreement with our UAE national partner for sublease of land on which the concrete plant is constructed. The original agreement was dated November 26, 2000. Subject to this agreement, the term of the sublease is 20 years and renewable. The sublease payment is $13,605 per year. The Abu Dhabi Municipality registers the land sublease on an annual basis after an annual registration fee is paid.

City Mix, LLC, our subsidiary, has a lease agreement for office space. The annual lease payment is approximately $10,500. This amount is paid at the commencement of the lease. On June 14, 2005, we signed a new lease agreement for office space located in the center of the City of Abu Dhabi for the period from July 13, 2005 to July 12, 2006 with the same annual payment.

LEGAL PROCEEDINGS

From time to time in the normal course of business, we have been involved in litigation. At present, we have one on-going litigation, which involves our subsidiary, City Mix LLC (“City Mix”). It is connected with our claims against Armitage Engineering Co., LLC (“Armitage”), the main contractor of City Mix. These claims are based on the fact that Armitage failed to complete its work on time in violation of its contractual agreement as per Contract of 03/28/99 and AnnexA-1 of 09/11/01 and has taken a series of illegal actions to thrust its unfair position upon City Mix, which has caused substantial damage to City Mix.

City Mix consulted Al Tamimi & Company, one of the leading law firms in the United Arab Emirates, who studied the situation and concluded that Armitage’s actions were illegal. City Mix filed Urgent Case 72/02 against Armitage seeking to hold Armitage liable for illegal actions and to stop Armitage from locking City Mix’s factory site so that City Mix can use its own property. On December 23, 2003 the Abu Dhabi Court of First Instance, Abu Dhabi, United Arab Emirates issued a judgment in case 72/02 in favor of City Mix and the Armitage’s actions were found illegal.

In the Main Action 422/02 which was initiated as Armitage had failed to complete the construction works on due time and rejected penalties for that stipulated by the contract. Armitage demanded that the final payment under the contract in the amount of $158,514 should be paid in full; however the consultant, who supervised execution of the contract as required by the UAE law, concluded that this payment should account for penalties for a period of delays in completion. Therefore in response to the claim filed by Armitage City Mix filed a counter claim claiming penalties from Armitage for failing to complete the project on due time. City Mix additionally claimed compensation in the amount of $739,048 plus a daily compensation of $4,924 for loss of daily profits resulting from City Mix being deprived from utilizing its factory from February 26, 2002 until a final judgment is rendered and $2,449 daily as fees for the consultant until a final judgment is rendered. Armitage additionally claimed moral damages from City Mix in the amount of $816,326. On February 27, 2006 the court issued its judgment on main action 422/02, whereby it satisfied the City Mix’s claim for penalties partially in the amount of $25,404 and therefore reduced the final payment under the contract to $133,110. The additional compensation claimed by City Mix was not accounted for. Al Tamimi & Company, an Abu Dhabi law firm and the City Mix’s lawyers analyzed the situation and the court’s decision and concluded and recommended that City Mix should seek compensation for damages in a court of a higher instance. For this purpose City Mix filed an appeal with the Abu Dhabi Court of Appeal on March 27, 2006. The appeal was accepted and the court referred the case to an expert. The next hearing is scheduled for September 19, 2006. The judgment of the court of appeal may or may not include an interest, which is totally at the court’s discretion including the amount of such interest.”

In addition, we have one claim regarding the Anglo American Bank. We have $551,848 cash restricted by the Anglo American Bank, a Grenada Corporation, which is undergoing liquidation supervised by the Ministry of Finance of Grenada. In our letters to the Ministry of May 30, 2004, April 5, 2004, February 15, 2005 we requested the latest development of the situation, but have not yet received a response. Nevertheless, by telephone we were notified by Ms. Roth, Secretary of the Ministry of Finance, that the Ministry was supervising the process of liquidation of the bank and the issue of the return of the funds to the depositors. None of the funds deposited in the Anglo American bank are insured. At this time, there is no intention to become a party to the case in order to reclaim our funds but such a determination can be made at a later date. At December 31, 2004, we set up a provision for loss on this account in the amount of $275,924, due to the age of the matter. Due to the age of this matter and the lack of response by the Ministry of Finance, we reserved the remaining balance due and reduced the carrying value of their asset to zero.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.

Name	Age	Position

Yuli Ginzburg	67	Vice President and Director
Yevsey D. Zilman	60	President, Principal Executive Officer and Deputy Chairman of the Board of Directors
Eduard Klebanov	41	Vice President, Principal Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors
Leonard Khodorovsky	52	Director
Andrei Kharlanov	44	General Manager, City Mix, L.L.C.

All directors set forth above have terms that commenced January 1, 2006 and expire December 31, 2006.

Our officers, Messrs. Ginzburg, Zilman and Kharlanov devote 100% of their time to our business or approximately 40 hours per week. Messrs. Khodorovsky and Klebanov presently devote a minimal amount of time to our business, approximately 2 to 3 hours per week. Once we raised the proceeds of this offering, they each intend to devote more significant time to our business.

Set forth below is certain biographical information regarding our executive officers and directors:

On March 11, 2005, Yan Jacob Rusanov resigned as our President. Thereafter, Andrei Petrov was appointed our President and Principal Executive Officer. On June 7, 2005, Mr. Petrov resigned as our President. Yevsey D. Zilman was appointed our President and Principal Executive Officer.

Yuli Ginzburg has been our Vice President and Director since December 2003. He has been our advisor in the engineering and technology areas. Mr. Ginzburg has more than 40 years experience in development and implementation of highly complex projects in electronic, chemical and paper industries. He has been an independent engineering consultant for several industrial clients since 2000. From 1983 to 2000, he was a Project Engineer with Sweitzer-Mauduit In., Inc. (NYSE: SWM), based in Spotswood, New Jersey. Its principal activity is to produce specialty papers and supply fine papers to the tobacco industry. The activities are separated into two segments: tobacco products and non-tobacco products. The tobacco products segment includes cigarette, plug wrap and tipping papers used to wrap various parts of a cigarette, reconstituted tobacco leaf for use as filler in cigarettes, reconstituted tobacco wrappers and binders for cigars and paper products used in cigarette packaging. The non-tobacco products segment includes lightweight printing and writing papers, coated papers for packaging and labeling applications, business forms, furniture laminates, battery separator paper, drinking straw wrap, filter papers and other specialized papers. From 1965 to 1982,he was the Group Leader at the Leningrad Project Bureau, based in Leningrad, Russia. He supervised the development of new processes, equipment and machinery for the light industry. The Leningrad Project Bureau designed equipment and machinery for the textile and paper industry. In 1959, he received a Master of Science degree in Mechanical Engineering from Technological Institute, based in Leningrad, Russia. From 1962-63, he studied Electro-Measuring Instruments at Polytechnic Institute, Leningrad, Russia. Mr. Ginzburg is a holder of 12 patents in Russia, and a trade secret in the United States.

Yevsey D. Zilman has been our Vice President and Deputy Chairman of the Board of Directors since December 2003. On June 7, 2005, Mr. Zilman was appointed our President and Principal Executive Officer. Mr. Zilman is an expert in development and management of technological, production processes and commercial projects. He has 30 years experience as a Technical and Administrative Manager in major governmental and commercial institutions. He had been the President, and Vice President of R.A.L.Y. Partners, Inc. R.A.L.Y. Partners, Inc. owned 70% outstanding shares of City Mix Management Inc. and exercised control over City Mix LLC through its controlling interest in City Mix Management Inc. One of Mr. Zilman’s responsibilities as president of R.A.L.Y. Partners, Inc. was to oversee and advise on the management of City Mix LLC. He also was reviewing and analyzing additional projects for potential acquisition by R.A.L.Y. Partners, Inc. R.A.L.Y. Partners, Inc. ceased operations on October 31, 2004. It filed a certificate of dissolution with the New York State Department of State on January 14, 2005. From 2000 to the present, Mr. Zilman has been the President of Y.Z. Business Consulting, Inc., where he provides consulting services for a variety of commercial business projects. He also has significant experience in rail shipments, production of polyetheric garment accessories, and in cryogenic engineering. In 1968, he received his Masters in Mechanical Engineering from Russian Polytechnic Institute, Novocherkassk, Russia, and completed post-graduate education at the Russian Agricultural Institute. He also holds a Russian State Patent.

Eduard Klebanov has been our Vice President and Director since December 2003. In March 2005, he was appointed our Chairman of the Board of Directors. In May 2005, he became our Principal Financial Officer and Principal Accounting Officer. In May 2005, he became our Principal Accounting Officer. From 1998 to the present, he has been an Audit Manager at Shanholt Glassman Klein Kramer & Co., certified public accountants located in New York, New York. As an audit manager, he supervises, plans and performs certified audits, reviews and compilation engagements for medium sized public firms, with an emphasis on commercial and residential real estate. From 1990 to 1998, he was the Audit Supervisor at Ellenbogen Rubenstein Eisdorfer & Co., LLP. In 1986, he received his Bachelor of Science degree in Accounting from Brooklyn College, City University of New York.

Leonard Khodorovsky has been our director since December 2003. Since 1981, he has worked as an electrical engineer and support maintainer for the NYC Transit Authority. His responsibilities include testing different systems of a car, locating problems, repairing and testing electrical systems, wiring and installing electrical components, running tests of subway cars, tests and repairs of electrical motors and tests and repair of temperature control systems of cars. In 1983, he received his diploma in Business Management Administration from Touro College of New York, based in New York City. In 1976, he received his Masters Degree in Telecommunication Systems from the University of Telecommunications based in Odessa, Ukraine.

Andrei Kharlanov has been the General Manager of our subsidiary, City Mix, LLC since 2000. City Mix, LLC is located in Abu Dhabi, United Arab Emirates. He is responsible for managing the operations of City Mix, LLC. From 1978 to 1983, he attended the Foreign Languages Institute located in Moscow, Russia.

EXECUTIVE COMPENSATION

Compensation of Executive Officers

Summary Compensation Table. The following table sets forth information concerning the annual and long-term compensation awarded to, earned by, or paid to the named executive officer for all services rendered in all capacities to our company, or any of its subsidiaries, for the years ended December 31, 2005, 2004 and 2003. Since Mr. Zilman just became our President and Principal Executive officer on June 7, 2005, we have not included information for him for the years ended December 31, 2004 and 2003:

SUMMARY COMPENSATION TABLE

Annual Compensation				Long-Term Compensation
Name and Principal Position	Year	Salary (1)(3)	Bonus	Other Annual Compensation	Restricted Stock Award(s)	Securities Underlying Options
Yevsey Zilman, President and Principal Executive Officer	2005 2004 2003	0 0 0
Jacob Rusanov, Former President	2005 2004 2003	0 0 0	0 0 0	0 0 0	0 0 0	0 0 0

Andrei Kharlanov, General Manager of City Mix, LLC	2005 2004 2003 2002	$44,816 $59,755 $63,289 $51,812	-0- $10,885 $30,281 $4,952	0 0 0	0 0 0	0 0 0

Andrei Petrov, Former President and Principal Executive Officer (2)	2005 2004 2003	0 0 0	0 0 0	50,000 Shares of of Common stock	0 0 0	0 0 0

(1)

Since inception, the only person that has received salary is our general manager. We have paid our general manager, Andrei Kharlanov, for our subsidiary, City Mix LLC, the sum of $4,490 per month pursuant to a contract that commenced on November 27, 2001.

(2)

Mr. Petrov was appointed President and Principal Executive Officer in March 2005. Pursuant to his agreement to become our President and Principal Executive Officer, he received 50,000 shares with an agreement that he shall receive an additional 50,000 shares every 3 months thereafter until he receives an aggregate of 300,000 shares. Since he resigned on June 7, 2005, he retained the initial 50,000 shares he received and the remainder of his agreement was nullified. Such 50,000 shares were valued at $0.25 per share for a total value of $12,500

(3)

In the fiscal year 2004, we paid Eduard Klebanov, our Chairman of the Board of Directors, the sum of $3,000 for his services to us for internal bookkeeping. In addition, in 2003, he received 150,000 shares of our common stock for his work on the Board of Directors.

Option Grants Table. The following table sets forth information concerning individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table during fiscal 2003.

OPTIONS GRANTS IN LAST FISCAL YEAR

(Individual Grants)

Name	Number of securities underlying options granted (#)	Percent of total options granted to employees in last fiscal year	Exercise or base Price ($/Share)	Expiration Date

None

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END OPTION VALUES

Aggregated Option Exercises and Fiscal Year-End Option Value Table. The following table sets forth certain information regarding stock options exercised during fiscal 2005 and held as of December 31, 2005, by the executive officer named in the Summary Compensation Table.

Name	Shares acquired on exercise (#)	Value realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End(#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year- End($)(1) Exercisable/ Unexercisable

None

Employment Contracts

We presently do not have any employment agreements with our officers except for Andrei Kharlanov, general manager of our subsidiary, City Mix LLC. His employment contract commenced on November 27, 2001. It is an unlimited period contract with an annual 30 days leave and a monthly salary of $4,490. The contract is terminable at any time by either party with one month prior notice. The contract can also be terminated immediately without any notice (a) by us if Mr. Kharlanov fails to perform his basic duties and continues to do so in spite of a written warning; is absent without a legitimate reason for more than seven continuous days; or commits other violations as per the labor laws of the UAE; and (b) by Mr. Kharlanov if we fail to perform our obligations as per the contract. Upon the contract termination for whatever reason, Mr. Kharlanov is entitled to severance equal to 21 days wages for each year of the first five years of employment and 30 days wages for each additional year of employment provided that the total severance payment does not exceed the wages of two years.

We recently agreed to give Mr. Klebanov the following shares based on his position as our Vice President: 100,000 shares of our restricted common stock which shall vest in four (4) quarterly installments of 25,000 shares each. The initial 25,000 shares vest on September 15, 2005.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Stock Option and Stock Issuance Plans We presently do not have any stock option plans.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information derived from the named person, or from the transfer agent, concerning the ownership of common stock as of August 8, 2006, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of the common stock; (ii) all directors and executive officers; and (iii) directors and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (1)	Percent of Class (2)

Andrei Petrov (former officer) 158C East Main Street Ramsey, NJ 07446	50,000	*	*

Yevsey Zilman (3) 182 Myrtle Ave Mahwah, NJ 07430	7,473,790	17.50%	12.74%

Yuli Ginzburg 4 Schindler Drive South Old Bridge, NJ 08857	6,953,800	16.29%	11.85%

Eduard Klebanov 325 Flower Lane Morganville, NJ 07751	265,000	*	*

Leonard Khodorovsky 2738 East 28th Street Brooklyn, New York 11235	70,000	*	*

Eugene Gurevich 2-01 50th Ave., Apt 28B Long Island City, NY 11101	5,964,930	13.97%	10.17%

Vladimir Davidov 23 Place Karhula Finland 48601	5,040,000	11.80%	8.59%

Andrey Kharlanov 1101, Sultan Tower, Liwa Street Abu Dhabi, P.O.Box 47427, United Arab Emirates	2,531,200	5.93%	4.31%

Alexander Shishkin Apt. #310, 6 Bibliotechnaya, Moscow, Russia 129090	6,400,000	14.99%	10.91%

Eugene Koupsin 15-17 Rubinsteyn Street St. Petersburg, Russia	3,200,000	7.49%	5.45%

Officers and Directors as a Group (6 including Mr. Kharlanov, the general manager of City Mix, LLC )	17,273,790	40.45%	29.39%%

* - Less than 1%

(1) percent of class before offering based on 42,700,000 shares issued and outstanding after giving effect to a 1 for 10 forward split of our shares of common stock undertaken on October 20, 2004.

(2) percent of class after offering based on 58,700,000 shares issued and outstanding, assuming the maximum offering is sold .

(3) Includes 1,400,000 shares held by Olga Safanova, Mr. Zilman’s wife; and 100,000 shares held by Mikhail Safonova, Mr. Zilman’s minor son.

DILUTION

Royal Capital Management, Inc.

Dilution Table Under Regulation S-B, Item 506

Quarter Ended March 31, 2006

Net tangible book value (NTBV) as of March 31, 2006 was $2,370,217 or $.05 per share of common stock. NTBV per share represents tangible assets less liabilities divided by the number of shares of common stock outstanding. The following table illustrates the dilution to purchasers of common stock in this offering at various arbitrarily determined sales levels, at an assumed public offering price of $.25 per share. At sales levels indicated, our proforma net tangible book value at March 31, 2006 would have been $3,267,717, $4,267,717, $5,267,717 and $6,267,717 respectively.

	Number of Shares of Common Stock to be Sold in the Offering
	4,000,000 Shares	8,000,000 Shares	12,000,000 Shares	16,000,000 Shares

Public offering price per share	$0.25	$0.25	$0.25	$0.25

NTBV per share before the offering	0.05	0.05	0.05	0.05

Increase in NTBV per share attributable to new investors	0.02	0.03	0.04	0.05

Pro forma NTBV per share after the offering	0.07	0.08	0.10	0.11

Dilution per share to new public	$0.18	$0.17	$0.15	$0.14

There were no sales to officers, directors, promoters and affiliated person of common stock in the past five years at prices significantly less than the offering price.

SELLING STOCKHOLDERS

The shares being offered for resale by the selling stockholders consist of the total of 2,331,410 shares of our common stock. None of the selling shareholders listed below are affiliates of broker-dealers.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of January 31, 2006 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of selling stockholder	Shares of common stock owned prior to the offering	Percent of common shares owned prior to the offering(1)	Shares of common stock to be sold in the offering (1)	Number of shares owned after the offering	Percent of shares owned after offering

Anna Ginzburg (2)	991,410	2.32%	991,410	0	0
Nikita Sukhin	20,000	*	20,000	0	0
Mikhail Khrakovsky	10,000	*	10,000	0	0
Victoria Reznik	10,000	*	10,000	0	0
Ilya Bykov	20,000	*	20,000	0	0
Mark Filstein	20,000	*	20,000	0	0
Margarita Ginzburg (2)	10,000	*	10,000	0	0
Tatiana Klatz	20,000	*	20,000	0	0
Julia Parsons	50,000	*	50,000	0	0
Julie Litvinova	10,000	*	10,000	0	0
Alla Shor	30,000	*	30,000	0	0
Mikhail Kupsis	10,000	*	10,000	0	0
Ekaterina Gavin	10,000	*	10,000	0	0
Tigran Makarian	10,000	*	10,000	0	0
Mikhail Shor	10,000	*	10,000	0	0
Julian Parsons	10,000	*	10,000	0	0
Elena Marcucci	10,000	*	10,000	0	0
Boris Zavlin	10,000	*	10,000	0	0
Larisa Garcia	10,000	*	10,000	0	0
Walter Eizenberg	10,000	*	10,000	0	0
Ashley Goodman	30,000	*	30,000	0	0
Marina Ivanova	10,000	*	10,000	0	0
Berci Cherpician	10,000	*	10,000	0	0
Vadim Nebuchin	10,000	*	10,000	0	0
Yury Rubinovich	10,000	*	10,000	0	0
Elena Smirnova	10,000	*	10,000	0	0
Dilbar Sultanova	10,000	*	10,000	0	0
Gla Ni	10,000	*	10,000	0	0
Lana Koifman	20,000	*	20,000	0	0
Igor Sluzhevsky	20,000	*	20,000	0	0
Zhana Kvetnaya	10,000	*	10,000	0	0
Araz Khachatrian	20,000	*	20,000	0	0
Oksana Tkachenko	10,000	*	10,000	0	0
Natalia Sarafanova	10,000	*	10,000	0	0
Teresa Bergstrom	220,000	*	220,000	0	0
Galina Polina	10,000	*	10,000	0	0
Marina Terletsky	30,000	*	30,000	0	0
Alexander Terletsky	20,000	*	20,000	0	0
Boris Magidenko	20,000	*	20,000	0	0
Souren Soumbatov	20,000	*	20,000	0	0
Sonia Bromberg	500,000	1.17%	500,000	0	0
Jacob Fortun	20,000	*	20,000	0	0
Anna Kanevsky	20,000	*	20,000	0	0

*-Less than 1%

(1) Based on 42,665,000 shares issued and outstanding as of May 10, 2006.

(2) Anna Ginzburg and Margarita Ginzburg are the adult daughters of Yuli Ginzburg, our officer and director.

PLAN OF DISTRIBUTION

We are offering our shares of common stock in a direct public offering basis through Messrs. Zilman and Ginzburg. There are no minimum purchase requirements. The offering shall be undertaken for a twelve (12) month period from the date of commencement. There is no minimum number of shares that we must sell before we can utilize the proceeds of the offering. Therefore, there is a possibility that no proceeds will be raised or that if any proceeds are raised, they may not be sufficient to cover the cost of this offering. Messrs. Zilman and Ginzburg will be the only people that will conduct the direct public offering. Investors purchasing the 16,000,000 shares that we are offering will be purchasing their shares from us and not from our selling security holders. Messrs. Zilman and Ginzburg intend to offer and sell the shares in the primary offering through their business and personal contacts. They will not be paid any commissions or other expenses incurred by him in connection with the offering. The shares may also be offered by participating broker-dealers which are members of the National Association of Securities Dealers, Inc. We may, in our discretion, pay commissions of up to 10%of the offering price to participating broker-dealers who participate in the sale of shares. Our officers and directors may not purchase shares in this offering.

Messrs. Zilman and Ginzburg are the only persons that plan to sell our common stock. They are not registered broker-dealers. They intend to claim reliance on Exchange Act Rule 3a4-1 which provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer. Specifically, both Messrs. Zilman and Ginzburg (i) at the time of sale, will not be subject to a statutory disqualification as that term is defined in section 3(a)39 of the Securities Act; (ii) will not be compensated in connection with their participation in the offering by payment of commissions or other remuneration; at the time of participation in the sale of shares, they will not be an associated person of a broker or a dealer; (iii) pursuant to Rule3a4-1(a)(4)(ii), Messrs. Zilman and Ginzburg will meet all of the following requirements: at the end of the offering, they will perform substantial duties for us other than in connection with transactions in securities; they are not a broker or dealer, or an associated person of a broker or dealer within the last12 months; and they have not participated in, or do not intend to participate in, selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph(a)(4)(i) or (iii) of Rule 3a4-1.

The selling security holder offering will run concurrently with the primary offering. All of the stock owned by the selling security holders will be registered by the registration statement of which this prospectus is a part. The selling security holders may sell some or all of their shares immediately after they are registered. There is no restriction on the selling security holders to address the negative effect on the price of your shares due to the concurrent primary and secondary offering. In the event that the selling security holders sell some or all of their shares, which could occur while we are still selling shares directly to investors in this offering, trading prices for the shares could fall below the offering price of the shares. In such event, we may be unable to sell all of the shares to investors, which would negatively impact the offering. As a result, our planned operations may suffer from inadequate working capital.

The selling stockholders will sell their common stock at the price of $.25 per share until our shares of common stock are quoted on the OTC Bulletin Board (or any other recognized exchange). Thereafter, the selling stockholders may sell their shares at prevailing market prices or privately negotiated prices. Based on this, the purchasers in this offering may be receiving an illiquid security.

The selling security holders shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

*	ordinary brokers transactions, which may include long or short sales,

*	transactions involving cross or block trades on any securities or market where our common stock is trading,

*

purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, “at the market” to or through market makers or into an existing market for the common stock,

*	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

*	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

*	any combination of the foregoing, or by any other legally available means.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933,and any commissions received by them and any profit realized by them on there sale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $102,500.

We have informed the selling stockholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the selling stockholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such rule.

If there is any change in our selling security holders subsequent to the effectiveness of this registration statement, we will file either a 424 amendment or a psot-effective amendment to reflect such change.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Eduard Klebanov, our Vice President and Chairman of the Board of Directors, assists us with our internal accounting on a consultant basis.

Effective August 9, 2005, we signed a license agreement with YZ Business Consulting. The License Agreement is of an unlimited term with a provision for termination by either party with a not less than one month notice. The License Agreement is the primary asset we are using to develop, market and distribute educational aids in the form of a computer program for teaching American English as a second language with the aid of a personal computer. Yevsey D.Zilman, our President and Deputy Chairman of the Board of Directors, owns YZ Business Consulting. In its essence the License Agreement provides us with the exclusive right to the ZS SuperTutor© Technology, development and sales of Technology-based products. At the same time the agreement allows YZ Business Consulting to engage in any kind of activities utilizing our educational aids, whereby YZ Business Consulting will buy our products contributing to the increase of sales.

Pursuant to the License Agreement, we were required to pay royalties to YZ Business Consulting as follows: 40% of the total revenues from our sales of any products, services or other activities utilizing the educational aids after complete recovery of all our initial stage operation costs, including legal fees, advertising and production. However, subject to Agreement dated December 14, 2005 YZ Business Consulting committed to finance all the costs associated with English language software project, and therefore is entitled to receive royalties without prior compensation our initial stage costs. The regular payments of the royalties will be reduced if necessary to insure that there is no loss for us in this type of activity. In such event the payments of royalties will represent final settlements between the parties and the reduced royalties will not accrue it this situation.”

In City Mix LLC we have a partner, a U.A.E. national, Mubarak S. Jaber Al Ahbabi (“Mr. Mubarak”), who is a 51% ownership in City Mix LLC. It is a legal requirement in the United Arab Emirates for a non-resident entity to have a UAE national in a limited liability company. Our shareholding relationship with Mr. Mubarak with regard to City Mix LLC is based on and governed by the following:

o

Share Transfer and Amendment to the Memorandum of Associations, whereby we acquired ownership of 49% of City Mix LLC and are appointed manager of City Mix LLC; with all powers to exclusively operate and manage the business of City Mix LLC;

o

Power of Attorney from Mr. Mubarak, whereby we are authorized to act on his behalf in connection with his 51% ownership, to vote for and on his behalf in any manner we deem appropriate at all meetings of the general assembly of City Mix LLC, and to exercise all the rights whatsoever attached to the said 51% ownership. The Power of Attorney cannot be revoked without our written consent; and

o	Agreement dated November 26, 2000, whereby:

o	We acquired all the assets and liabilities, and the above ownership, management and operational rights in City Mix LLC by virtue of the above Share Transfer, Power of Attorney and Agreement.

o

Mr. Mubarak shall render all necessary assistance in all matters pertaining to the federal and Abu Dhabi authorities, arrange and be responsible for the official registration of the company with the federal and Abu Dhabi authorities, maintain a valid land lease, and not sell, transfer, assign or otherwise dispose of his ownership in the company without our written consent, and not to have any role whatsoever in the management and operation of City Mix LLC. Mr. Mubarak shall not be liable for any liabilities of City Mix LLC.

o	Mr. Mubarak is entitled to receive, on an annual basis, a fixed fee (named `sponsorship fee’) of approximately $55,000 and 2% of gross revenues of the company.

o

The term of the agreement and the Share Transfer is twenty (20) years and renewable. The agreement may be terminated by mutual written consent of the parties or by any party in the event of material violations of terms and conditions.

In the fiscal year 2004, we paid:

(i) $49,000 to YZ Business Consulting, Inc. for business consulting services to us pursuant to a Consultancy Agreement dated January 6, 2004 between us and YZ Business Consulting, Inc., which is a separate arrangement from License Agreement between the same parties dated July 26, 2002, The maim terms and conditions of the above Consultancy Agreement are as follows.

o	Subject of Agreement. YZ renders to Royal Capital business consulting services on all aspects of organization and conducting of Royal Capital business.

o	Remuneration. In consideration of the services provided thereunder, YZ receives from Royal Capital remuneration as per invoices issued by YZ to Royal Capital.

o

Duration. The Agreement is in force until terminated either by a mutual consent of the parties or at any time by one party by giving the other party a one-month notice of termination. $3,000 to Eduard Klebanov, our Chairman of the Board of Directors, for his services to us for internal bookkeeping

DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

Common Stock

We are presently authorized to issue 100,000,000 shares of $.0001 par value common stock. On October 20, 2004, we undertook a 1 for 10 forward split of our issued and outstanding stock. At May 10, 2006, we had 42,675,000 shares of common stock outstanding. The holders of our common stock are entitled to equal dividends and distributions when, as, and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other of our securities. Upon liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, the assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which shareholders are required or permitted to vote. Holders of our common stock do not have cumulative voting rights, so the holders of more than 50% of the combined shares voting for the election of directors may elect all of the directors if they choose to do so, and, in that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Preferred Stock

We are presently authorized to issue up to 10,000,000 shares of $.0001 par value preferred stock upon such terms and conditions as the Board of Directors may determine at the time of issuance, without further action of the stockholders being required. At May 10, 2006, we had no shares of preferred stock outstanding. Such preferred shares may or may not be: issued in series, convertible into shares of common stock, redeemable by the corporation and entitled to cumulative dividends. Other terms and conditions may be imposed at the time of issuance. In the event that some or all of the preferred stock is issued with a conversion privilege, any future conversion will cause an increase in the number of issued and outstanding shares of common stock, and may or may not have a depressive effect on the market value of the common stock.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

During the most recent fiscal year and interim period subsequent to December 31, 2004, there have been no disagreements with Demetrius & Company, LLC, our independent auditor, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

We engaged Gately & Associates as our independent public accountant on January 27, 2004 for the years ended December 31, 2003, December 31, 2002, and from inception (as restated) (December 11, 2000) through December 31, 2003. In February, 2005 we dismissed Gately & Associates, LLC (Gately) as our independent public accountant, which was approved by our board of directors, and selected Demetrius & Company, L.L.C. on March 4, 2005 to serve as our independent public accountant for the year ended December 31, 2004. We have had only these two independent accountants during the last two fiscal periods. Gately & Associates audited City Mix Management for the periods prior to the merger.

Our financial statements for the years ended December 31, 2003 and 2002 and the deficit accumulated from inception until December 31, 2003 were audited by Gately & Associates, LLC, whose report on such financial statements did not include any adverse opinion, or disclaimer of opinion, nor qualified or modified as to audit scope or accounting principles. Gately & Associates, LLC audited our financial statements since inception. There were no disagreements with Gately & Associates, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures in connection with the audit of the years ended December 31, 2003 and 2002 and the deficit accumulated from inception until December 31, 2003 and subsequent interim periods preceding their dismissal in February, 2005.

No report of Gately & Associates on our financial statements for the past two fiscal years contained an adverse opinion, a disclaimer of opinion or a qualification or was modified as to uncertainty, audit, scope or accounting principles. During such fiscal periods, there was no “reportable events” within the meaning of item 304(a)(1) of Regulation S-B promulgated under the Securities Act of 1933.

TRANSFER AGENT

To date, we have not hired a transfer agent. We are in the process of retaining a transfer agent.

EXPERTS

The audited consolidated financial statements as of December 31, 2004 and the year then ended included in this prospectus have been audited by Demetrius & Company, LLC, independent registered public accounting firm, and are included herein in reliance upon the report of said firm given upon their authority as experts in accounting and auditing. The consolidated financial statements as of December 31, 2003 and for the period from inception (December 11, 2000 ) were audited by Gately & Associates, LLC, independent registered public accounting firm, and are also included herein in reliance upon their report upon their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of our common shares offered will be passed upon for us by Anslow & Jaclin, LLP, Manalapan, New Jersey 07726.

FINANCIAL STATEMENTS

We have attached to this prospectus copies of our audited balance sheet as of December 31, 2005 and the related statements of operations, stockholders’ equity and cash flows for the two years then ended and the period of December 2000 (Inception) to December 31, 2005.

ROYAL CAPITAL MANAGEMENT INC.

AND SUBSIDIARY

(A development stage company)

Audited Financial Statements

For the years ending on December 31, 2005 and 2004

Unaudited Financial Statements

For the three months ending on March 31, 2006 and 2005

Table of Contents

Page
Audited Financial Statements
Report of Independent Certified Public Accountants	F-1
Consolidated Balance Sheets	F-3
Consolidated Statements of Operations	F-4
Consolidated Statement of Stockholders Equity	F-5
Consolidated Statements of Cash Flows	F-6
Notes to Financial Statements	F-8 – 16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Royal Capital Management Inc.

We have audited the accompanying consolidated balance sheet of Royal Capital Management Inc. (a development stage enterprise) as of December 31, 2005 and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the two years in the ended December 31, 2005 and the period of December 11, 2000 (inception) to December 31, 2005. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. The cumulative statements of operations, cash flows, and changes in stockholders’ equity for the period December 11, 2000 (inception) to December 31, 2003 which were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for the period December 11, 2000 (inception) to December 31, 2003 is based solely on the reports of other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements and includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, and based upon the reports of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Royal Capital Management Inc. (a development stage enterprise) as of the year ended December 31, 2005 and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 31, 2005 and for the period of December 11, 2000 (inception) to December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/Demetrius & Company, L.L.C.

Wayne, New Jersey

April 26, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and shareholder

Royal Capital Management, Inc.

(a development stage company)

Morganville, NJ USA

We have audited the accompanying consolidated balance sheets (as restated) of Royal Capital Management as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders equity, and cash flows (as restated) for the years ended December 31, 2003, December 31, 2002, and from inception (as restated) (December 11, 2000) through December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on the audit.

We conducted the audits in accordance with United States of America generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that the audits provide a reasonable basis for our opinion.

As discussed in Note 17 to the consolidated financial statements, the Company has restated its financial statements from December 1, 2000 (date of inception through December 31, 2003.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position (as restated) of Royal Capital Management as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders equity, and cash flows (as restated) for the years ended December 31, 2003, 2002 and from inception (as restated) (December 11, 2000) through December 31, 2003 in conformity with United States of America generally accepted accounting principles.

Gately & Associates, LLC

Altamonte Springs, FL

April 15, 2004, except for Note 17, this is as of September 27, 2005

ROYAL CAPITAL MANAGEMENT INC.
(A Development Stage Company)

Consolidated Balance Sheet

As at March 31, 2006

All figures are expressed in U.S. Dollars
	As at March 31, 2006	As at December 31, 2005

	(Unaudited)
ASSETS

Current Assets
Cash	$24,760	$14,638
Deposits, advances and prepayments	14,897	17,188
Total Current Assets	39,656	31,826

Vehicles and office equipment, net	199,769	230,481
Construction in progress (plant and equipment), at cost	2,637,683	2,637,683
Patent cost	13,834	13,834
Deferred offering costs	74,355	72,730

Total Assets	$2,965,297	$2,986,554

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accruals and provisions	$57,074	$37,978
Bank loan payable, current portion	74,169	74,169
Total Current Liabilities	131,243	112,147

Long term debt:
Long term loan	435,707	429,268
Bank loan payable, less current portion	28,130	39,018

Equity

Common stock - $.0001 par value;
authorized 100,000,000 shares;
issued and outstanding:42,700,000 (42,675,000)	4,270	4,267
Additional paid-in-capital	4,305,782	4,299,535
Deficit accumulated during development stage	(1,939,835)	(1,897,681)

Total Equity	2,370,217	2,406,121

Total Liabilities and Equity	$2,965,297	$2,986,554
	0	0
.

The accompanying notes are an integral part of these financial statements

ROYAL CAPITAL MANAGEMENT INC.
(A Development Stage Company)

Consolidated Statement of Operations

For the three months ended March 31, 2006 and for the period from inception (December 11, 2000) through March 31, 2006

All figures are expressed in U.S. Dollars
	Year Ended December 31,		Three Months Ended March 31,		Period from Inception Through March 31, 2006
	2005	2004	2006	2005
			(Unaudited)

Revenue, truck rentals	$359,914	$447,837	$78,367	$111,959	$1,445,567

Costs and general and administrative expenses
Depreciation on vehicles and office equipment	119,896	123,027	30,710	30,710	650,966
Salary and benefits	59,755	76,081	14,939	14,939	630,214
Stock Base Compensation	18,750		6,250	12,500	33,969
Management fees					139,408
Sponsorship fees	78,949	54,422	15,173	33,174	347,477
Legal fees	33,024	19,028	10,379	125	131,403
Consultancy fees	54,000	49,500	9,000	13,500	117,360
Other expenses	125,096	127,444	30,261	31,220	600,148
	(489,470)	(449,502)	(116,712)	(136,168)	(2,650,945)

Operating Income (Loss)	(129,556)	(1,665)	(38,345)	(24,209)	(1,205,378)

Other income (expense)
Provision for loss - cash in closed bank	(275,924)	(275,924)			(551,848)
Finance costs - interest	(31,859)	(34,128)	(7,797)	(8,343)	(249,274)
- check discounting	(8,793)	(4,590)	(1,515)	(2,482)	(37,134)
Other non-operating Income / (Expense)		22,397	5,502		103,798

	(316,576)	(292,245)	(3,810)	(10,825)	(734,458)

Net Loss	$(446,132)	$(293,910)	$(42,154)	$(35,034)	$(1,939,835)

Basic Net Loss Per Common Share	$(0.01)	$(0.01)	$(0.00)	$(0.00)

Weighted Average Common Shares Outstanding	42,647,610	42,600,000	42,700,000	42,650,000

The accompanying notes are an integral part of these financial statements

ROYAL CAPITAL MANAGEMENT INC.
(A Development Stage Company)

Consolidated Statement of Changes in Equity

For the three months ended March 31, 2006 and for the period from inception (December 11, 2000) through March 31, 2006

All figures are expressed in U.S. Dollars

	Common Stock
	Shares	Amount	Additional Paid In Capital	Accumulated Deficit	Total

Initial Capital at December 11, 2000	32,991,410	$3,299	$4,242,964		$4,246,263

Shares issued in connection with merger	640,000	64	82,304		82,368

Cost of merger			(82,368)		(82,368)

Issuance of shares for services in 2002	8,968,590	897	8,072		8,969

Net loss for period of December 11, 2000 to December 31, 2002				$(1,128,460)	(1,128,460)

Balance as at January 1, 2003	42,600,000	4,260	4,250,972	(1,128,460)	3,126,772

Additional capital contributed			29,820		29,820

Net loss for 2003				(29,179)

Balance as at December 31, 2003	42,600,000	4,260	4,280,792	(1,157,639)	3,127,413

Net loss for 2004				(293,910)	(293,910)

Balance as at December 31, 2004	42,600,000	4,260	4,280,792	(1,451,549)	2,833,503

Stock Base compensation	75,000	7	18,743		18,750

Net loss for 2005				(446,132)	(446,132)

Balance as at December 31, 2005	42,675,000	4,267	4,299,535	(1,897,681)	2,406,121

Stock Base compensation	25,000	3	6,247		6,250

Net loss				(42,154)	(42,154)

Balance as at March 31, 2006 (Unaudited )	42,700,000	4,270	4,305,782	(1,939,835)	2,370,217

The accompanying notes are an integral part of these financial statements

ROYAL CAPITAL MANAGEMENT INC.
(A Development Stage Company)

Consolidated Cash Flow Statement

All figures are expressed in U.S. Dollars
	Year Ended December 31,		Three Months Ended March 31,		Period from Inception Through Mar. 31, 2006
	2005	2004	2006	2005
			(Unaudited)
Cash Flow from Operating Activities
Net Loss	$(446,132)	$(293,910)	$(42,154)	$(35,034)	$(1,939,835)
Adjustments :
Depreciation	119,896	123,027	30,710	30,710	650,966
Accretion on long-term debt	24,298	22,923	6,439	6,074	133,090
Cash in closed bank					(551,847)
Stock based compensation	18,750		6,250	12,500	33,969
Provision for loss - cash in closed bank	275,924	275,924			551,848
Gain on disposal of plant & equipment					(25,048)
Net profit before changes in operating assets and liabilities	(7,264)	127,964	1,245	14,250	(1,146,857)
Decrease / (Increase) in accounts receivables	37,320	(37,320)	0	37,320	-
Decrease / (Increase) in deposits, advances and prepayments	10,758	(9,717)	2,293	(32,412)	(14,895)
(Decrease) in accounts payable
(Decrease) / Increase in accruals and provisions	(40,496)	(2,705)	19,096	(53,566)	57,074
Net cash flow from / (used in) operating activities	318	78,222	22,635	(34,408)	(1,104,677)

Cash flow from investing activities

Purchase of plant and equipment		(5,502)			(3,189,054)
Proceeds from disposal of plant and equipment					28,298
Increase In patent cost	(3,817)	(10,017)			(13,834)
Net cash used in investing activities	(3,817)	(15,519)	0	0	(3,174,590)

Cash flow from financing activities
Cash receipts for loan payable	7,561	11,205	1,358	2,269	436,434
Cash payments for loan payable	(77,332)	(78,912)	(12,246)	(20,468)	(334,135)
Increase In deferred offering cost	(20,730)	(52,000)	(1,625)	(5,050)	(74,355)
Proceeds from issuance of common shares					4,276,083
Net cash (used in) / flow from financing activities	(90,501)	(119,707)	(12,513)	(23,249)	4,304,027
(Decrease) / Increase in cash and cash equivalents	(94,000)	(57,004)	10,122	(57,657)	24,760
Cash as at beginning	108,638	165,642	14,638	108,638
Cash and cash equivalents as at end	$14,638	$108,638	$24,760	$50,981	$24,760

Supplemental Cash Flow Statement Information		-
Cash paid for interest - On Borrowed Fund	$7,561	$11,205	$1,358	$2,269	$116,184
Imputed Interest on Long-term Loan	$24,298	$22,923	$6,439	$6,074	133,090
Cash paid for check discounting fee	$8,793	$4,590	$1,515	$2,482	37,134

Non cash investing and financing activities
Trucks acquired by assumption of debt					$302,617
Stock Based Compensation	$18,750		$6,250	$12,500	$33,969
Stock issued in merger					$82,368

The accompanying notes are an integral part of these financial statements

ROYAL CAPITAL MANAGEMENT INC.

AND SUBSIDIARY

(A development stage company)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Unaudited with respect to the three months ended March 31, 2006

(Please read the independent auditors report.)

NOTE 1 --- NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Royal Capital Management, Inc. (the “Company”), a development stage company, was established on January 11, 1994 under the laws of the State of New Jersey, a USA company. The Company is the parent company of a development stage business in the “ready mix cement industry” and “English as a second Language Education Software”. The Company has established its intended operations in the Abu Dhabi, United Arab Emirates (UAE). For accounting purposes, the subsidiary corporation (City Mix) is considered the accounting acquirer of the Company.

The Company also holds certain computer program technology, English as a second Language Education Software that is being developed into Educational Software application “English as a second Language this is intended to be a separate business from City Mix, the subsidiary.

All inter-company account balances and transactions have been eliminated in the accounting consolidation of these companies as guided by the US Generally Accepted Accounting Principle under Financial Accounting Standard No. 94 “Consolidation of All Majority-Owned Subsidiaries”.

Basis of Presentation

On December 17, 2003, the Company issued 32,000,000 shares and acquired 49% of the outstanding securities of City Mix LLC (City Mix), a private development stage enterprise (the Merger). Although Royal Capital Management Inc. (RMC) is the legal survivor in the Merger and will be the registrant with Securities and Exchange Commission, the owners and management of City Mix have operating control of the Company as a result of the exchange of stock. Therefore this transaction is a capital transaction in substance, other than a business combination. That is the transaction is the equivalent to the issuance of stock by a private company for the net monetary assets, accompanied by the recapitalization of City Mix. Under accounting principles generally accepted in the United States, the acquisition was accounted for as a reverse acquisition, no goodwill or other intangible assets are recorded, whereby City Mix is considered the “Acquirer” of RMC for financial reporting purposes as its shareholders controlled more than 50% of the post transaction combined company. This requires RMC to present the financial statements and other public information filings, after completion of the merger prior historical information of City Mix and requires retroactive restatement of City Mix historical shareholders investment for the equivalent number of shares received in the Merger. Accordingly, the accompanying consolidated financial statements present the results of operations of City Mix (a development stage company) from December 11, 2000 (date of inception) to March 31, 2006 and for the three months ended March 31, 2006 and reflect the acquisition of RMC on December 17, 2003. The operations reflect the combined operations of RMC and City Mix since that date.

Results of Operations, Liquidity, Capital Resources and Going Concern

The Company’s financial statements have been presented on the basis that it is a going concern in the development stage, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company, a development stage company, is considered to be an ongoing entity. The Company’s shareholders may fund, at their discretion, any shortfalls in the Company’s cash flow on a day to day basis during the time period that the Company is in the development stage. The Company may also seek both private and public debt and/or equity funding during this time period. There are no guarantees that the Company will be successful in raising debt or equity in the public or private market.

While in the development stage, City Mix is making use of its 16 cement mixer trucks by renting them to a single company.

Basis of Accounting

The Company’s financial statements are prepared in accordance with the US Generally Accepted Accounting Principles.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates --- Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from those estimates.

Cash and Cash Equivalents --- Cash and cash and equivalent includes cash on hand, demand deposits and short term investments with initial maturities of three months or less.

Trade Receivable --- Trade receivables are carried at anticipated realizable value. A provision is made for doubtful receivables based on a review of all outstanding amounts at the year-end. Bad debts are written off during the year in which they are identified.

Property and Equipment --- Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Expenditures for repairs and maintenance are charged to expense as incurred, as are any items purchased which are below the Company’s capitalization threshold of $1,000.

For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in income for the period. Repairs and maintenance costs are expenses as incurred.

Impairment of Long Lived Assets—In accordance with the provisions of SFAS -- 121 “Accounting for the impairment of long—lived assets and for long-lived assets to be disposed of” , company reviews long-lived assets, such as property and equipment, for impairment whenever event or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. Under SFAS 121, an impairment loss would be recognized for assets to be held and used when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. Impairment, if any, is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less cost to sell. There have been no impairment losses through March 31, 2006.

Revenue and Cost Recognition --- Revenue from rental of truck mixer is recognized monthly in accordance with terms of rental agreement.

Historical Net Income Per Share —The Company computes net income per common share in accordance with SFAS No. 128, “Earnings per Share” and SEC Staff Accounting Bulletin No. 98 (“SAB/ 98”). Under the provisions of SFAS No. 128 and SAB 98, basic and diluted net income per common share is computed by dividing the net income available to common shareholders for the period by the weighted average number of shares of common stock outstanding during the period. Accordingly, the numbers of weighted average shares outstanding as well as the amount of net income per share are the same for basic and diluted per share calculations for all periods reflected in the accompanying financial statements.

Stock-based compensation --- The Company accounts for stock based compensation in accordance with SFAS 123, “Accounting for Stock-Based Compensation”.

Under the provision of SFAS 123, employee stock awards under the company’s compensation plan can be either expense based on the fair value of stock options or to use intrinsic value method set forth in Accounting Principles Board Opinion 25, “Accounting for Stock issued to Employees” (APB 25), and related interpretations. The company has elected to measures compensation expense for cost of services received from employees in a share-based payment transaction using fair market value of the underlying stock awarded on the date of grant net of any amount employees pay (or obligated to pay) for the stock granted.

The Company measures compensation expense for its non-employee stock-based compensation under the Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 96-18, “Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in conjunction with Selling, Goods or Services”. The fair value of the stock awarded is used to measure the transaction, as this is more reliable than the fair value of services received. Fair value is measured as the value of the Company’s common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty’s performance is complete. The fair value of the stock award is charged directly to compensation expense and additional paid-in-capital.

Income Taxes --- The Company utilizes the asset and liability method to measure and record deferred income tax assets and liabilities for USA taxes. Deferred tax assets and liabilities reflect the future income tax effects of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates that apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Foreign Currencies --- The Company’s subsidiary operates with its functional currency in UAE Dirhams at rates ruling when entered. The translation of the financial statements is done at USD 1 = AED 3.675. The exchange rate between US dollars and UAE Dirhams are fixed, hence there are no translation adjustments. The Company uses Financial Accounting Standard No. 52 “Foreign Currency Translation” to account for foreign currencies.

Fair Value of Financial Instruments --- The carrying amounts of the Company’s financial instruments, which include cash equivalents, accounts receivable, deferred offering cost, accounts payable, accrued expenses, long term-loan payable and installment bank loan payables approximate to their fair values at December 31, 2005.

New Authoritative Accounting Pronouncements --- The Company does not anticipate the adoption of recently issued accounting pronouncements will have a significant impact on its results of operations, financial position or cash flows.

NOTE 2 --- RECEIVABLES IN A CLOSED BANK

The Company has a receivable in the amount of $551,848 from a closed bank, the Anglo American Bank, a Grenada Corporation. On July 23, 2002, the government appointed controllers to take over the affairs of the bank. At that time, the Company was notified by the Ministry of Finance that return of the funds to the account holders was being supervised by the Ministry. During 2004, the Company made a provision for doubtful recovery of $275,924 due to the uncertainty involved. Since then all attempted communication by the Company and the Ministry has had no response. Due to the age of this matter and the lack of response by the Ministry of Finance, the Company has reserve the remaining balance due and reduced the carrying value of their asset to zero.

NOTE 3 --- ACCOUNTS RECEIVABLE

The customary trade terms in the UAE are 90 days. When we bill our customer they give us a post dated check, due in 90 days. These checks may be deposited by us at the end of the 90 day period or discounted at a bank with recourse, similar to a factoring arrangement. The balance in accounts receivable represents billings for which the post dated checks have not been discounted. Management has determined that an allowance for uncollectible accounts is not required.

NOTE 4 --- DEPOSITS, ADVANCES AND PREPAYMENTS

	December 31, 2005	March 31, 2006
Deposits	$1,497	$1,497
Advances to contractor	8,669	8,963
Prepaid insurance, rent and license fees	7,022	$4,437
	$17,188	$14,897

NOTE 5 --- PROPERTY, PLANT AND EQUIPMENT

City Mix Management Co., Inc. (the Management Company) acquired the assets and liabilities (the majority of assets held) of City Mix L.L.C. (City Mix) in a private auction on November 18, 2000. The Management Company took over the factory being setup as the previous owners could not invest further to complete the project and commence commercial production. The cost of property acquired in the auction is the purchase cost together with any incidental expenses of acquisition. Subsequent costs are included in the asset’s carrying amount or recognized as separate assets. All other repairs and maintenance are charged to the income statement during the financial period in which they are incurred.

Depreciation on property, plant and equipment has been computed using the straight-line method at the annual rates estimated to write off the assets over its expected useful lives. Depreciation has not been charged on assets which have not been put to use except for vehicles (truck mixers) that are being rented, office furniture and office equipment in use from the date of acquisition.

Assets (Assets Life)	December 31, 2005	March 31, 2005

Vehicles (7 years)	$781,551	$781,551
Furniture and office equipment (4 years)	26,352	26,352

	807,903	807,903
Less : Accumulated depreciation	(577,422)	(608,134)

	$230,481	$199,769

NOTE 6 --- PATENT COST

These amounts of $13,834 are incurred for registration of world wide patent of our English as second Language Educational software. The patent cost is not being amortized as of March 31, 2006.

NOTE 7 --- DEFERRED OFFERING COST

In connection with a proposed IPO, the company has recorded $72,730 and $74,355 as at December 31, 2005 and March 31, 2006 respectively of deferred offering costs, principally accounting and legal.

NOTE 8 --- LONG TERM DEBT

When the Company purchased the assets of the ready mix cement plant, including 16 transit cement mixer trucks, it assumed a loan payable to Ramoil Engineering S.R.L (an Italian company) for the purchase of the trucks in the amount of $652,071. The loan is payable in installments of operating income once the plant is operational and has profits. Based on our projections repayments will not begin until the year 2007. This loan does not include a stated interest rate and accordingly interest has been imputed at 6% or $349,454 over the life of the loan. Therefore, the original loan after imputed interest was $302,617. At March 31, 2006 the discounted balance due was $435,707 (As at December 31, 2005 - $ 429,268). There are no loan covenants or collateral.

The Company is liable on a loan payable to the First Gulf Bank that was also assumed as part of the auction purchase. The loan as renegotiated calls for interest at 5% per annum and is repayable in monthly installments of $6,803, including interest and is collateralized by 16 transit cement mixer trucks. Based on the repayment terms the loan the final payment will be made in May, 2007.

Based on our estimates of required payments, long-term debt will mature over the next five years as follows:

Year ended
December 31

2006	$74,169
2007	128,130
2008	100,000
2009	100,000
20010	100,000

NOTE 9--- EQUITY

Common Stock

In October, 2004 the shares of the company were split 10 for 1. The accompanying financial statements have been retroactively adjusted to reflect the split in all periods presented.

The Company has authorized 100,000,000 of common stock with a par value of $0.0001 per share. As of March 31, 2006, the Company had issued and outstanding 42,700,000 common shares and 42,675,000 as of December 31, 2005 which are as follows :

a.)

In December 17, 2003, the Company has issued 32,000,000 shares of restricted common stock in consideration for acquisition of Citymix Management’s assets. Accordingly, above shares were exchanged with the Citymix Management’s shareholders having par value of $0.0001 per share at agreed price of $0.1287 per share or $4,118,400.

“City Mix” shall be considered the name of the collective subsidiary relationships of the City Mix Management Co. Inc. and City Mix L.L.C., related companies whereby the board of directors have dissolved City Mix Management simultaneously with the share and asset exchange with the parent company.

The Company acquired an effective 100% interest in City Mix L.L.C. (City Mix), a development stage company through the acquisition of assets of City Mix Management Co. Inc. (the Management Company), a Grenada West Indies corporation incorporated on December 11, 2000 by the Commonwealth of London. The Management Company was created to first acquire the development stage company, City Mix, in a private auction, to raise capital for this transaction, and to make certain contractual agreements with the UAE national. On November 18, 2000 the Management Company acquired a 49% ownership of City Mix with a contractual right to exercise 100% beneficial ownership and control in City Mix pursuant to the Power of Attorney granted by agreement of the 51% owner, a UAE national. In essence the agreement states that the Management Company shall exercise 100% beneficial ownership of City Mix by virtue of a power of attorney granted to it by Mubarak Al Ahbabi, the 51% owner. Under United Arab Emirates (UAE) Commercial Companies Law being Federal Law no. (8) Of 1984 as amended, the minimum cumulative shareholding of UAE nationals in a limited liability company must be a 51% owner of the paid in capital. As a result of the acquisition of assets of the Management Company, the Company assumed the above ownership and control rights in City Mix from the Management Company, and for this purpose on January 5, 2005 the Company registered with the competent UAE authorities a Share Transfer and Amendment to the Memorandum of Association of City Mix (Share Transfer) reflecting the Company being a 49% owner of City Mix, and a new power of attorney granted to the Company by the 51% owner of City Mix, authorizing the Company to exercise 100% beneficial ownership of City Mix. The term of the Share Transfer is twenty years and renewable. The Management Company was later dissolved simultaneously with the parent Company’s exchange of common shares for the assets of City Mix. The shareholders of the Management Company also became shareholders in the parent Company.

b.)

On similar footage, initial issuance of 991,410 shares of restricted common stock to the founding shareholder, Ms. Anna Ginzburg’s with par value of $0.0001 were assigned per share value of $0.1287 or $127,863. Also see note 1 above, for basis of presentation.

c.)

In December 2003, the Company has issued 640,000 shares of restricted common stock in consideration for services rendered to us for assistance with the City Mix transaction for exchange of stock and assets. The issuance was valued at $0.1287 per share or $82,368. See note 1 above, for basis of presentation.

d.)

Between May 2002 to November 2002, Company has issued 8,968,590 shares of restricted common stock in consideration for services rendered with analysis of company’s English language software. The issuance was valued at $0.001 per share or $8,969.

e.)

On March 11, 2005, Company issued 50,000 shares of restricted common stock to Mr. Andrei Petrov in consideration for his agreement to become company’s President and Principal Executive Officer. The issuance was valued at $0.25 per share or $12,500.

f.)

On September 2005, Company issued 25,000 shares of restricted common stock to Mr. Edward Klebanov in consideration for his service as a new president of the company. The issuance was valued at $0.25 per share or $ 6,250.

g.)

As committed in September 2005 by the Company, to issue another 75,000 shares to Mr. Klebanov in 2006, as long as he stays in the employment of the Company. This shares vest at the rate of 25,000 shares a quarter. In first quarter of 2006, Company has issued further 25,000 shares of restricted common stock to him. The issuance was valued at $0.25 per share or $6,250.

The share value assigned to the above various issues was determined arbitrarily by the Company based on reasonable estimate of fair market value in absence of present market value of their shares.

NOTE 10 --- REVENUE CONTRACT

The Company has an operating lease agreement, including amendments with RMC Super Mix (RMC), whereby all 16 of its Astra, Italy Concrete Transit Mixer Trucks are rented by RMC. The agreement as amended is for various six month periods with a 30 day termination clause. Rentals range from $1,986 to $2,290 a truck per month. During the term of the leases, RMC will engage drivers and other technical personnel. In addition, RMC will install their own tires before the agreement and at the end of each lease reinstall the Company’s tires. Payment is to be made on the first of the month with a 90 day post dated check issued in the name of the Company. Failure to issue the check on a timely basis will result in a penalty of 1/30th of the total monthly payment for each day of delay.

NOTE 11 --- LITIGATION

From time to time in the normal course of business the Company has been involved in litigation. The Company’s management has determined that past and current litigation will not have a material effect on the financial statements.

City Mix LLC vs. Armitage Engineering LLC:

The basis for the dispute of City Mix LLC (“City Mix”) and their main contractor Armitage Engineering Co. LLC (“Armitage”) is the fact that Armitage failed to complete its work in time as was specified by Contract dated March 28, 1999 and Annex A-1 dated September 11, 2001. Armitage disputed this fact and has taken a series of illegal actions to thrust its unfair position upon City Mix, which has caused substantial damage to City Mix.

The court of first instance of Abu Dhabi, United Arab Emirates considered two actions related to the dispute between City Mix and Armitage.

Currently there are two court actions related to the dispute between City Mix and Armitage.

1. Urgent Case 73/02, filed by City Mix to stop Armitage’s illegal actions of locking the City Mix’s factory site, preventing City Mix’s subcontractors, engineers and technical staff from accessing the site and preventing City Mix from completing installation and commissioning work. The court rendered its judgment in this case in favor of City Mix on December 23, 2003 and the Armitage’s actions were found illegal.

2. Main Action 422/02, which was initiated as Armitage had failed to complete the construction works on due time and rejected penalties for that stipulated by the contract. Armitage demanded that the final payment under the contract in the amount of $158,514 should be paid in full; however the consultant, who supervised execution of the contract as required by the UAE law, concluded that this payment should account for penalties for a period of delays in completion. Therefore in response to the claim filed by Armitage to recover from City Mix above amount of the final payment under the contract, City Mix filed a counter claim claiming penalties from Armitage for failing to complete the project on due time.

City Mix additionally claimed compensation in the amount of $739,048 plus a daily compensation of $4,942 for loss of daily profits resulting from City Mix being deprived from utilizing its factory from February 26, 2002 until a final judgment is rendered and $2,449 daily as fees for the consultant until a final judgment is rendered. Armitage additionally claimed moral damages from City Mix in the amount of $816,326.

On February 27, 2006 the court issued its judgment on main action 422/02, whereby it satisfied the City Mix’s claim for penalties partially in the amount of $25,404 and therefore reduced the final payment under the contract to $133,110. The additional compensation claimed by City Mix was not accounted for.

Al Tamimi & Company, an Abu Dhabi law firm and the City Mix’s lawyers analyzed the situation and the court’s decision and concluded and recommended that City Mix should seek compensation for damages in a court of a higher instance. For this purpose City Mix filed an appeal with the Abu Dhabi Court of

Appeal on March 27, 2006. The appeal was accepted and the court referred the matter to the expert. The next hearing is scheduled for September 19, 2006.

NOTE 12 --- OPERATING LEASE

The Company has entered into an annual renewable sub-lease agreement with the UAE national partner/sponsor for sub-lease of land on which the plant is constructed as per the side agreement dated November 26, 2000. The sub-lease amount is $13,000 per year.

On July 13, 2004 the Company entered into an annual renewable lease for office space for an amount of approximately $10,500 that would be payable at the beginning of the tenancy period.

NOTE 13 --- RELATED PARTY TRANSACTIONS

As per the Share Transfer and Amendment to the Memorandum of Association of City Mix LLC dated January 5, 2005 the UAE national partner is entitled to distribution of profits and losses at 20% as this is a standard form used in memoranda of associations of limited liability companies in the UAE. However, this is overridden by the provisions of the Agreement with the national partner dated November 26, 2000, whereby it is provided that the national partner will share profits at a rate of 12% of annual profits of City Mix LLC after the setoff of accumulated losses and will not share in losses. This is common practice in the UAE and it is fully allowed and enforceable pursuant to Article 126 of the UAE Civil Transactions Law being Federal Law No.8 of 1985. The national partner is the 51% owner as required in the UAE of City Mix who has given, under this contract, power of attorney to the Company for 100% effective ownership and control per this contract. The national partner will not be liable for any liabilities of the Company. An annual fee of approximately $41,000 for services and annual rent of approximately $13,000 for the land leased.

The Company in year 2005, agreed to pay their UAE national partner in addition to the above annual service fee and lease rent a sum equivalent to 2% of their truck rental revenues effective from the date the truck rent commenced in September 2002 until to date. Accordingly, an amount of $1,567 was paid for the three months ended March 31, 2006. (In year 2005 - $17,329 was paid for the period prior to December 31, 2004 and another $7,198 was paid for the year ended December 31, 2005).

The Company has also paid consulting fees to YZ Business Consulting Inc., a company owned by a shareholder for the three months ended March 31, 2006 an amounts of $9,000 (For year ended December 31, 2005 an amount of $54,000).

The Company also has license agreement with YZ Consultants (YZ). Mr. Zilman is the owner of YZ has patent applications pending for the technology for English as a second Language Educational Software (ESL). The license grants the Company an exclusive license to further develop and utilize the technology and market the product. When the product is commercially developed and there are sales the Company will pay royalties to YZ of 40% of sales. YZ shall repay the Company initial operation costs, which include costs for legal protection, advertising and production. This one time costs shall not exceed $150,000. To date there have been no sales and accordingly no royalties have been paid nor have any costs been reimbursed.

In March 2006, we issued 25,000 shares of common stock to our new president, Edward Klebanov for compensation valued at $0.25 a share or $6,250. The Company is further commitment to issue another 50,000 shares to Mr. Klebanov in 2006, as long as he stays in the employment of the Company. The shares vest at the rate of 25,000 shares a quarter.

NOTE 14 --- INCOME TAXES

The Company is not subject to income taxes in the UAE. Accordingly, no provision for income taxes or tax benefits has been provided. In addition, the parent’s taxable losses in the United States are minimal. Also, No provision for the tax benefits for those losses has been provided.

NOTE 15 --- CONTINGENT LIABILITY

The company was contingently liable for post dated checks discounted with a bank for an amount of $78,367 as of December 31, 2005 and nothing as of March 31, 2006.

NOTE 16 --- COMPARATIVE FIGURES

Previous period’s figures have been regrouped or rearranged wherever necessary so as to conform to the current period’s presentation.

ROYAL CAPITAL MANAGEMENT, INC.

16,000,000 Shares of Common Stock

2,331,410 Selling Security Holder Shares of Common Stock

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT

AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS

PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER

TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until __________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver prospectus. This is in addition to the dealers’ obligation to deliver prospectus when acting as underwriters and with respect to their unsol allotments or subscriptions.

PART I

INFORMATION NOT REQUIRED IN PROSPECTU

ITEM 24. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

The General Corporation Law of the State of New Jersey expressly authorizes New Jersey corporation to indemnify its officers, directors, employees, an agents against claims or liabilities arising out of such persons’ conduct a officers, directors, employees, or agents for the corporation if they acted i good faith and in a manner they reasonably believed to be in or not opposed t the best interests of the Company. Neither the articles of incorporation nor th Bylaws of the Company provide for indemnification of the directors, officers, employees, or agents of the Company. The Company has not adopted a policy abou indemnification. Insofar as indemnification for liabilities arising under th Securities Act of 1933 (the “Act”) may be permitted to directors, officers an controlling persons of the Company pursuant to the foregoing provisions, o otherwise, the Company has been advised that in the opinion of the Securitie and Exchange Commission, such indemnification is against public policy a expressed in the Act and is, therefore, unenforceable.

The eighth article of our Certificate of Incorporation includes provisions t eliminate, to the fullest extent permitted by New Jersey General Corporation La as in effect from time to time, the personal liability of our directors fo monetary damages arising from a breach of their fiduciary duties as directors.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses in connection with the issuance an distribution of the securities being registered hereby. All such expenses wil be borne by the registrant; none shall be borne by any selling stockholders.

SEC registration fee	$581
Legal fees and expenses (1)	$50,000
Accounting fees and expenses (1)	$25,000
Miscellaneous and Printing fees(1)	$26,919
Total (1)	$102,500

(1) Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

On May 9, 2002, we issued 50,000 shares of our restricted common stock to Juli Parsons in consideration for services rendered with the analysis of our Englis language software. The issuance was valued at $.001 per share or $50.00. Ou shares were issued in reliance on the exemption from registration provided b Section 4(2) of the Securities Act of 1933. No commissions were paid for th issuance of such shares. The above issuance of shares of our common stoc qualified for exemption under Section 4(2) of the Securities Act of 1933 sinc the issuance of such shares by us did not involve a public offering. Ms. Parson was a sophisticated investor and had access to information normally provided i a prospectus regarding us. The offering was not a “public offering” as define in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. W did not undertake an offering in which we sold a high number of shares to a hig number of investors. In addition, Ms. Parsons had the necessary investmen intent as required by Section 4(2) since she agreed to and received a shar certificate bearing a legend stating that such shares are restricted pursuant t Rule 144 of the 1933 Securities Act. These restrictions ensure that these share would not be immediately redistributed into the market and therefore not be par of a “public offering.” Based on an analysis of the above factors, we have me the requirements to qualify for exemption under Section 4(2) of the Securitie Act of 1933 for the above transaction.

On May 9, 2002, we issued 30,000 shares of our restricted common stock to All Shor in consideration for services rendered with the analysis of our Englis language software. The issuance was valued at $.001per share or $30.00. Ou shares were issued in reliance on the exemption from registration provided b Section 4(2) of the Securities Act of 1933. No commissions were paid for th issuance of such shares. The above issuance of shares of our common stoc qualified for exemption under Section 4(2) of the Securities Act of 1933 sinc the issuance of such shares by us did not involve a public offering. Ms. Sho was a sophisticated investor and had access to information normally provided i a prospectus regarding us. The offering was not a “public offering” as define in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. W did not undertake an offering in which we sold a high number of shares to a hig number of investors. In addition, Ms. Shor had the necessary investment inten as required by Section 4(2) since she agreed to and received a share certificat bearing a legend stating that such shares are restricted pursuant to Rule 144 o the 1933 Securities Act. These restrictions ensure that these shares would no be immediately redistributed into the market and therefore not be part of “public offering.” Based on an analysis of the above factors, we have met th requirements to qualify for exemption under Section 4(2) of the Securities Ac of 1933 for the above transaction.

On May 9, 2002, we issued 10,000 shares of our restricted common stock to Bori Zavlin in consideration for services rendered with the analysis of our Englis language software. The issuance was valued at $.001per share or $10.00. Ou shares were issued in reliance on the exemption from registration provided b Section 4(2) of the Securities Act of 1933. No commissions were paid for th issuance of such shares. The above issuance of shares of our common stoc qualified for exemption under Section 4(2) of the Securities Act of 1933 sinc the issuance of such shares by us did not involve a public offering. Mr. Zavli was a sophisticated investor and had access to information normally provided i a prospectus regarding us. The offering was not a “public offering” as define in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. W did not undertake an offering in which we sold a high number of shares to a hig number of investors. In addition, Mr. Zavlin had the necessary investment inten as required by Section 4(2) since he agreed to and received a share certificat bearing a legend stating that such shares are restricted pursuant to Rule 144 o the 1933 Securities Act. These restrictions ensure that these shares would no be immediately redistributed into the market and therefore not be part of “public offering.” Based on an analysis of the above factors, we have met th requirements to qualify for exemption under Section 4(2) of the Securities Ac of 1933 for the above transaction.

On May 9, 2002, we issued 10,000 shares of our restricted common stock t Mikhail Khrakovsky in consideration for services rendered with the analysis o our English language software. The issuance was valued at $.001per share o $10.00. Our shares were issued in reliance on the exemption from registratio provided by Section 4(2) of the Securities Act of 1933. No commissions were pai for the issuance of such shares. The above issuance of shares of our commo stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Khrakovsky was a sophisticated investor and had access to informatio normally provided in a prospectus regarding us. The offering was not a “publi offering” as defined in Section 4(2) due to the insubstantial number of person involved in the deal, size of the offering, manner of the offering and number o shares offered. We did not undertake an offering in which we sold a high numbe of shares to a high number of investors. In addition, Mr. Khrakovsky had th necessary investment intent as required by Section 4(2) since he agreed to an received a share certificate bearing a legend stating that such shares ar restricted pursuant to Rule 144 of the 1933 Securities Act. These restriction ensure that these shares would not be immediately redistributed into the marke and therefore not be part of a “public offering.” Based on an analysis of th above factors, we have met the requirements to qualify for exemption unde Section 4(2) of the Securities Act of 1933 for the above transaction.

On May 9, 2002, we issued 30,000 shares of our restricted common stock to Marin Terletsky in consideration for services rendered with the analysis of ou English language software. The issuance was valued at $.001 per share or $30.00.

Our shares were issued in reliance on the exemption from registration provide by Section 4(2) of the Securities Act of 1933. No commissions were paid for th issuance of such shares. The above issuance of shares of our common stoc qualified for exemption under Section 4(2) of the Securities Act of 1933 sinc the issuance of such shares by us did not involve a public offering. Ms.Terletsky was a sophisticated investor and had access to information normall provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involve in the deal, size of the offering, manner of the offering and number of share offered. We did not undertake an offering in which we sold a high number o shares to a high number of investors. In addition, Ms. Terletsky had th necessary investment intent as required by Section 4(2) since she agreed to an received a share certificate bearing a legend stating that such shares ar restricted pursuant to Rule 144 of the 1933 Securities Act. These restriction ensure that these shares would not be immediately redistributed into the marke and therefore not be part of a “public offering.” Based on an analysis of th above factors, we have met the requirements to qualify for exemption unde Section 4(2) of the Securities Act of 1933 for the above transaction

On May 9, 2002, we issued 70,000 shares of our restricted common stock t Leonard Khodorovsky in consideration for services rendered with the analysis o our English language software. The issuance was valued at $.001per share o $70.00. Our shares were issued in reliance on the exemption from registratio provided by Section 4(2) of the Securities Act of 1933. No commissions were pai for the issuance of such shares. The above issuance of shares of our commo stock qualified for exemption under Section 4(2) of the Securities Act of 193 since the issuance of such shares by us did not involve a public offering Mr.Khodorovsky was a sophisticated investor and had access to informatio normally provided in a prospectus regarding us. The offering was not a “publi offering” as defined in Section 4(2) due to the insubstantial number of person involved in the deal, size of the offering, manner of the offering and number o shares offered. We did not undertake an offering in which we sold a high numbe of shares to a high number of investors. In addition, Mr. Khodorovsky had th necessary investment intent as required by Section 4(2) since he agreed to an received a share certificate bearing a legend stating that such shares ar restricted pursuant to Rule 144 of the 1933 Securities Act. These restriction ensure that these shares would not be immediately redistributed into the marke and therefore not be part of a “public offering.” Based on an analysis of th above factors, we have met the requirements to qualify for exemption unde Section 4(2) of the Securities Act of 1933 for the above transaction

On July 26, 2002, we issued 2,429,000 shares of our restricted common stock t Yuli Ginzburg in consideration for the license agreement entered into between u and YZ Business Consulting. The issuance was valued at $.001per share o $2,429.00. Our shares were issued in reliance on the exemption from registratio provided by Section 4(2) of the Securities Act of 1933. No commissions were pai for the issuance of such shares. The above issuance of shares of our commo stock qualified for exemption under Section 4(2) of the Securities Act o 1933since the issuance of such shares by us did not involve a public offering Mr.Ginzburg was a sophisticated investor and had access to information normall provided in a prospectus regarding us. The offering was not a “public offering as defined in Section 4(2) due to the insubstantial number of persons involve in the deal, size of the offering, manner of the offering and number of share offered. We did not undertake an offering in which we sold a high number o shares to a high number of investors. In addition, Mr. Ginzburg had th necessary investment intent as required by Section 4(2) since he agreed to an received a share certificate bearing a legend stating that such shares ar restricted pursuant to Rule 144 of the 1933 Securities Act. These restriction ensure that these shares would not be immediately redistributed into the marke and therefore not be part of a “public offering.” Based on an analysis of th above factors, we have met the requirements to qualify for exemption unde Section 4(2) of the Securities Act of 1933 for the above transaction

On July 26, 2002, we issued 1,493,790 shares of our restricted common stock t Yevsey Zilman in consideration for the license agreement entered into between u and YZ Business Consulting. The issuance was valued at $.001 per share o $1,493.00. Our shares were issued in reliance on the exemption from registratio provided by Section 4(2) of the Securities Act of 1933. No commissions were pai for the issuance of such shares. The above issuance of shares of our commo stock qualified for exemption under Section 4(2) of the Securities Act o 1933since the issuance of such shares by us did not involve a public offering Mr. Zilman was a sophisticated investor and had access to information normall provided in a prospectus regarding us. The offering was not a “public offering as defined in Section 4(2) due to the insubstantial number of persons involve in the deal, size of the offering, manner of the offering and number of share offered. We did not undertake an offering in which we sold a high number o shares to a high number of investors. In addition, Mr. Zilman had the necessar investment intent as required by Section 4(2) since he agreed to and received share certificate bearing a legend stating that such shares are restricte pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure tha these shares would not be immediately redistributed into the market an therefore not be part of a “public offering.” Based on an analysis of the abov factors, we have met the requirements to qualify for exemption under Sectio 4(2) of the Securities Act of 1933 for the above transaction

On July 26, 2002, we issued 1,400,000 shares of our restricted common stock t Olga Savanova in consideration for the license agreement entered into between u and YZ Business Consulting. The issuance was valued at $.001per share o $1,400.00. Our shares were issued in reliance on the exemption from registratio provided by Section 4(2) of the Securities Act of 1933. No commissions were pai for the issuance of such shares. The above issuance of shares of our commo stock qualified for exemption under Section 4(2) of the Securities Act o 1933since the issuance of such shares by us did not involve a public offering Ms.Safanova was a sophisticated investor and had access to information normall provided in a prospectus regarding us. The offering was not a “public offering as defined in Section 4(2) due to the insubstantial number of persons involve in the deal, size of the offering, manner of the offering and number of share offered. We did not undertake an offering in which we sold a high number o shares to a high number of investors. In addition, Ms. Safanova had th necessary investment intent as required by Section 4(2) since he agreed to an received a share certificate bearing a legend stating that such shares ar restricted pursuant to Rule 144 of the 1933 Securities Act. These restriction ensure that these shares would not be immediately redistributed into the marke and therefore not be part of a “public offering.” Based on an analysis of th above factors, we have met the requirements to qualify for exemption unde Section 4(2) of the Securities Act of 1933 for the above transaction

On July 26, 2002, we issued 1,686,530 shares of our restricted common stock t Eugene Gurevich in consideration for the license agreement entered into betwee us and YZ Business Consulting. The issuance was valued at $.001per share o $1,686.53. Our shares were issued in reliance on the exemption from registratio provided by Section 4(2) of the Securities Act of 1933. No commissions were pai for the issuance of such shares. The above issuance of shares of our commo stock qualified for exemption under Section 4(2) of the Securities Act o 1933since the issuance of such shares by us did not involve a public offering Mr.Gurevich was a sophisticated investor and had access to information normall provided in a prospectus regarding us. The offering was not a “public offering as defined in Section 4(2) due to the insubstantial number of persons involve in the deal, size of the offering, manner of the offering and number of share offered. We did not undertake an offering in which we sold a high number o shares to a high 54 number of investors. In addition, Mr. Gurevich had the necessary investment intent as required by Section 4(2) since he agreed to an received a share certificate bearing a legend stating that such shares ar restricted pursuant to Rule 144 of the 1933 Securities Act. These restriction ensure that these shares would not be immediately redistributed into the marke and therefore not be part of a “public offering.” Based on an analysis of th above factors, we have met the requirements to qualify for exemption unde Section 4(2) of the Securities Act of 1933 for the above transaction

On July 26, 2002, we issued 609,270 shares of our restricted common stock t Vera Shatokhina in consideration for the license agreement entered into betwee us and YZ Business Consulting. The issuance was valued at $.001 per share o $609.27. Our shares were issued in reliance on the exemption from registratio provided by Section 4(2) of the Securities Act of 1933. No commissions were pai for the issuance of such shares. The above issuance of shares of our commo stock qualified for exemption under Section 4(2) of the Securities Act o 1933since the issuance of such shares by us did not involve a public offering Ms.Shatokhina was a sophisticated investor and had access to informatio normally provided in a prospectus regarding us. The offering was not a “publi offering” as defined in Section 4(2) due to the insubstantial number of person involved in the deal, size of the offering, manner of the offering and number o shares offered. We did not undertake an offering in which we sold a high numbe of shares to a high number of investors. In addition, Ms. Shatokhina had th necessary investment intent as required by Section 4(2) since she agreed to an received a share certificate bearing a legend stating that such shares ar restricted pursuant to Rule 144 of the 1933 Securities Act. These restriction ensure that these shares would not be immediately redistributed into the marke and therefore not be part of a “public offering.” Based on an analysis of th above factors, we have met the requirements to qualify for exemption unde Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 220,000 shares of our restricted common stoc toTeresa Bergstrom in consideration for the license agreement entered int between us and YZ Business Consulting. The issuance was valued at $.001per shar or $220.00. Our shares were issued in reliance on the exemption fro registration provided by Section 4(2) of the Securities Act of 1933. N commissions were paid for the issuance of such shares. The above issuance o shares of our common stock qualified for exemption under Section 4(2) of th Securities Act of 1933since the issuance of such shares by us did not involve public offering. Ms.Bergstrom was a sophisticated investor and had access t information normally provided in a prospectus regarding us. The offering was no a “public offering” as defined in Section 4(2) due to the insubstantial numbe of persons involved in the deal, size of the offering, manner of the offerin and number of shares offered. We did not undertake an offering in which we sol a high number of shares to a high number of investors. In addition, Ms Bergstrom had the necessary investment intent as required by Section 4(2) sinc she agreed to and received a share certificate bearing a legend stating tha such shares are restricted pursuant to Rule 144 of the 1933 Securities Act These restrictions ensure that these shares would not be immediatel redistributed into the market and therefore not be part of a “public offering. Based on an analysis of the above factors, we have met the requirements t qualify for exemption under Section 4(2) of the Securities Act of 1933 for th above transaction .

On July 26, 2002, we issued 500,000 shares of our restricted common stock t Sonia Bromberg in consideration for the license agreement entered into betwee us and YZ Business Consulting. The issuance was valued at $.001per share o $500.00. Our shares were issued in reliance on the exemption from registratio provided by Section 4(2) of the Securities Act of 1933. No commissions were pai for the issuance of such shares. The above issuance of shares of our commo stock qualified for exemption under Section 4(2) of the Securities Act o 1933since the issuance of such shares by us did not involve a public offering Ms.Bromberg was a sophisticated investor and had access to information normall provided in a prospectus regarding us. The offering was not a “public offering as defined in Section 4(2) due to the insubstantial number of persons involve in the deal, size of the offering, manner of the offering and number of share offered. We did not undertake an offering in which we sold a high number o shares to a high number of investors. In addition, Ms. Bromberg had th necessary investment intent as required by Section 4(2) since she agreed to an received a share certificate bearing a legend stating that such shares ar restricted pursuant to Rule 144 of the 1933 Securities Act. These restriction ensure that these shares would not be immediately redistributed into the marke and therefore not be part of a “public offering.” Based on an analysis of th above factors, we have met the requirements to qualify for exemption unde Section 4(2) of the Securities Act of 1933 for the above transaction

On July 26, 2002, we issued 20,000 shares of our restricted common stock t Nikita Sukhin in consideration for the license agreement entered into between u and YZ Business Consulting. The issuance was valued at $.001 per share o $20.00. Our shares were issued in reliance on the exemption from registratio provided by Section 4(2) of the Securities Act of 1933. No commissions were pai for the issuance of such shares. The above issuance of shares of our commo stock qualified for exemption under Section 4(2) of the Securities Act of 193 since the issuance of such shares by us did not involve a public offering. Mr Sukhin was a sophisticated investor and had access to information normall provided in a prospectus regarding us. The offering was not a “public offering as defined in Section 4(2) due to the insubstantial number of persons involve in the deal, size of the offering, manner of the offering and number of share offered. We did not undertake an offering in which we sold a high number o shares to a high number of investors. In addition, Mr. Sukhin had the necessar investment intent as required by Section 4(2) since he agreed to and received share certificate bearing a legend stating that such shares are restricte pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure tha these shares would not be immediately redistributed into the market an therefore not be part of a “public offering.” Based on an analysis of the abov factors, we have met the requirements to qualify for exemption under Sectio 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 10,000 shares of our restricted common stock t Margarita Ginzburg in consideration for the license agreement entered int between us and YZ Business Consulting. The issuance was valued at $.001pershar or $10.00. Our shares were issued in reliance on the exemption from registratio provided by Section 4(2) of the Securities Act of 1933. No commissions were pai for the issuance of such shares. The above issuance of shares of our commo stock qualified for exemption under Section 4(2) of the Securities Act of 193 since the issuance of such shares by us did not involve a public offering. Ms Ginzburg was a sophisticated investor and had access to information normall provided in a prospectus regarding us. The offering was not a “public offering as defined in Section 4(2) due to the insubstantial number of persons involve in the deal, size of the offering, manner of the offering and number of share offered. We did not undertake an offering in which we sold a high number o shares to a high number of investors. In addition, Ms. Ginzburg had th necessary investment intent as required by Section 4(2) since she agreed to an received a share certificate bearing a legend stating that such shares ar restricted pursuant to Rule 144 of the 1933 Securities Act. These restriction ensure that these shares would not be immediately redistributed into the marke and therefore not be part of a “public offering.” Based on an analysis of th above factors, we have met the requirements to qualify for exemption unde Section 4(2) of the Securities Act of 1933 for the above transaction.

On July 26, 2002, we issued 20,000 shares of our restricted common stock to Ann Kanevsky in consideration for the license agreement entered into between us an YZ Business Consulting. The issuance was valued at $.001per share or $20.00. Ou shares were issued in reliance on the exemption from registration provided b Section 4(2) of the Securities Act of 1933. No commissions were paid for th issuance of such shares. The above issuance of shares of our common stoc qualified for exemption under Section 4(2) of the Securities Act of 1933 sinc the issuance of such shares by us did not involve a public offering. Ms.Kanevsk was a sophisticated investor and had access to information normally provided i a prospectus regarding us. The offering was not a “public offering” as define in Section 4(2) due to the insubstantial number of persons involved in the deal size of the offering, manner of the offering and number of shares offered. W did not undertake an offering in which we sold a high number of shares to a hig number of investors. In addition, Ms. Kanevsky had the necessary investmen intent as required by Section 4(2) since she agreed to and received a shar certificate bearing a legend stating that such shares are restricted pursuant t Rule 144 of the 1933 Securities Act. These restrictions ensure that these share would not be immediately redistributed into the market and therefore not be par of a “public offering.” Based on an analysis of the above factors, we have me the requirements to qualify for exemption under Section 4(2) of the Securitie Act of 1933 for the above transaction.

On October 10, 2002, we issued 30,000 shares of our restricted common stock t Ashley Goodman in consideration for services rendered with the analysis of ou English language software. The issuance was valued at $.001 per share o $30.00.Our shares were issued in reliance on the exemption from registratio provided by Section 4(2) of the Securities Act of 1933. No commissions were pai for the issuance of such shares. The above issuance of shares of our commo stock qualified for exemption under Section 4(2) of the Securities Act of 193 since the issuance of such shares by us did not involve a public offering. Ms Goodman was a sophisticated investor and had access to information normall provided in a prospectus regarding us. The offering was not a “public offering as defined in Section 4(2) due to the insubstantial number of persons involve in the deal, size of the offering, manner of the offering and number of share offered. We did not undertake an offering in which we sold a high number o shares to a high number of investors. In addition, Ms. Goodman had the necessar investment intent as required by Section 4(2) since she agreed to and received share certificate bearing a legend stating that such shares are restricte pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure tha these shares would not be immediately redistributed into the market an therefore not be part of a “public offering.” Based on an analysis of the abov factors, we have met the requirements to qualify for exemption under Sectio 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 10,000 shares of our restricted common stock to Walter Eizenberg in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Eizenberg was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Eizenberg had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 10,000 shares of our restricted common stock to Zhana Kvetnaya in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms.Kvetnaya was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Kvetnaya had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 10,000 shares of our restricted common stock to Galina Polina in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Polina was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Polina had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 20,000 shares of our restricted common stock to Araz Khachatrian in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $20.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Khachatrian was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Khachatrian had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 20,000 shares of our restricted common stock to Mark Filstein in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $20.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Filstein was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Filstein had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 10,000 shares of our restricted common stock to Marina Ivanova in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001per share or $10.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Ivanova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Ivanova had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 10,000 shares of our restricted common stock to Vadim Nebuchin in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms.Nebuchin was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Nebuchin had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 20,000 shares of our restricted common stock to Ilya Bykov in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001per share or $20.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Bykov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Bykov had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 20,000 shares of our restricted common stock to Tatiana Klatz in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $20.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Klatz was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Klatz had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2002, we issued 10,000 shares of our restricted common stock to Tigran Makarian in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Makarian was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Makarian had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Natalia Sarafanova in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Ms.Sarafanova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Sarafanova had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Dilbar Sultanova in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms.Sultanova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Sultanova had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Oksana Tkachenko in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms.Tkachenko was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Tkachenko had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Julia Parsons in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Parsons was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Parsons had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Elena Marcucci in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Marcucci was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Marcucci had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Julie Litvinova in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Ltvinova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Litvinova had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Ekaterina Gavin in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Gavin was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Gavin had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Elena Smirnova in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Smirnova was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Smirnova had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Larisa Garcia in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001per share or $10.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Garcia was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Garcia had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 20,000 shares of our restricted common stock to Lana Koifman in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $20.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Koifmanwas a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Koifman had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Victoria Reznik in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Reznik was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Reznik had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Berci Cherpician in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Cherpician was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Cherpician had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Yury Ribinovich in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Ribinovich was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Ribinovich had the necessary investment intent asrequired by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Mikhail Kupsis in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Kupsis was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Kupsis had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 10,000 shares of our restricted common stock to Mikhail Shor in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $10.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Shor was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Shor had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 20,000 shares of our restricted common stock to Alexander Terletsky in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $20.00. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Mr.Terletsky was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Terletsky had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On November 14, 2002, we issued 20,000 shares of our restricted common stock to Igor Sluzhevsky in consideration for services rendered with the analysis of our English language software. The issuance was valued at $.001 per share or $20.00.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Sluzhevsky was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Sluzhevsky had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 100,000 shares of our restricted common stock to Mikhail Safanov in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.1287 per share or $12,870. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Safanov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Safanov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction. On December 17, 2003, we issued 20,000shares of our restricted common stock to Souren Sombatov in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.1287 per share or $2,574. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Sombatov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Sombatov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 20,000 shares of our restricted common stock to Jacob Fortun in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.1287 per share or $2,574. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Fortun was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Fortun had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 30,000 shares of our restricted common stock to Tatyana Rusanov in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.1287 per share or $3,861. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Rusanov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Rusanov had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 150,000 shares of our restricted common stock to Eduard Klebanov in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.1287 per share or $19,305. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Klebanov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Klebanov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 300,000 shares of our restricted common stock to Y. Jacob Rusanov in consideration for services rendered to us assistance with the City Mix transaction. The issuance was valued at $.1287 per share or $38,610. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Rusanov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Rusanov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 20,000 shares of our restricted common stock to Boris Magidenko in consideration for services rendered to us for assistance with the City Mix transaction. The issuance was valued at $.1287 per share or $2,574. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr.Magidenko was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Magidenko had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 4,278400 shares of our restricted common stock to Eugene Gurevich in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.1287 per share or $550,630.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Gurevich was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Gurevich had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 1,545,600 shares of our restricted common stock to Shatokhina Vera in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.1287 per share or $198,919.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Ms. Vera was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Ms. Vera had the necessary investment intent as required by Section 4(2) since she agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 4,480,000 shares of our restricted common stock to Yevsey Zilman in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.1287 per share or $576,576. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Zilman was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Zilman had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 4,524,800 shares of our restricted common stock to Yuli Ginzburg in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.1287 per share or $582,342. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Ginzburg was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Ginzburg had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 5,040,000 shares of our restricted common stock to Vladimir Davidov in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.1287 per share or $648,648.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Davidov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Davidov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 2,531,200 shares of our restricted common stock to Anrew Kharlanov in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.1287 per share or $325,765.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Karlanov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Karlanov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 6,400,000 shares of our restricted common stock to Alexander Shishkin in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.1287 per share or $823,680. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933since the issuance of such shares by us did not involve a public offering. Mr. Shishkin was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Shishkin had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of theabove factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On December 17, 2003, we issued 3,200,000 shares of our restricted common stock to Eugene Koupsin in consideration for the share exchange with City Mix, LLC, our subsidiary. The issuance was valued at $.1287 per share or $411,840.Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Kuopsin was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Kuopsin had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On October 10, 2004, we undertook a 1 for 10 forward stock split of our shares of common stock.

On March 11, 2005, we issued 50,000 shares of our restricted common stock to Andrei Petrov in consideration for his agreement to become our President and Principal Executive Officer. The issuance was valued at $.25 per share or $12,500. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Petrov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Petrov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

On September 15, 2005, we issued 25,000 shares of our restricted common stock to Eduard Klebanov, our officer and director for services rendered to us in his capacity as an officer and director. The issuance was valued at $.25 per share or $6,250. Our shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the issuance of such shares. The above issuance of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Mr. Klebanov was a sophisticated investor and had access to information normally provided in a prospectus regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Klebanov had the necessary investment intent as required by Section 4(2) since he agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction.

All of the above issuances of shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of such shares by us did not involve a public offering. Each of these shareholders was a sophisticated investor and had access to information regarding us. The offering was not a “public offering” as defined in Section 4(2) due to the in substantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transactions.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

EXHIBIT	DESCRIPTION

3.1	Articles of Incorporation of Royal Capital Management, Inc. and Amendments (1)
3.2	By-Laws (1)
5.1	Opinion and Consent of Anslow & Jaclin, LLP
10.1	License Agreement dated July 26, 2002 between us and YZ Business Consulting (1)
10.2	Share Transfer and Memorandum of Association Agreement between City Mix Management Company and Dhafir S. Jaber Al Ahbabi and Mubarak S. Jaber Al Ahbabi (2)(4)(5)
10.3	Wizzard OEM Software Agreement (2)
10.4	Edward D. Pergament, Registered Patent Attorney Consent Letter (3)
10.5	First Gulf Bank Loan Documentation (2)
10.6	Lease Contract for Land Plot to Build a Factory (2)
10.7	Intentionally Omitted
10.8	Intentionally Omitted
10.9	Intentionally Omitted
10.10	Intentionally Omitted
10.11	Intentionally Omitted
10.12	Rental Agreement between RMC Super Mix and City Mix, LLC (2)
10.13	Assets Management Agreement between City Mix L.L.C. and Royal Capital Management, Inc. (2)
10.14	Share Transfer and Amendment of Articles of Association dated January 5, 2005 with Power of Attorney (3)
10.15	Andrei Kharlanov Employment Agreement (3)
10.16	First Gulf Bank Letter Extension (3)
10.17	Amended Rental Agreement dated June 26, 2005 between RMC Super Mix and City Mix, LLC (3)
10.18	Legal Opinion from Al Tamimi & Company regarding legal rights of ownership in the United Arab Emirates (3)
10.19	Letter of Al Tamimi and Company(4)(5)
10.20	Consultancy Agreement dated January 6, 2004
10.20	Arabian Engineer Trading Est Consent Letter(4)(5)
10.21	Consultancy Agreement dated January 6, 2004 between us and YZ Business Consulting, Inc.(4)(5)
10.22	Amendment dated August 9, 2005 to License Agreement dated July 26, 2002 between us and YZ Business Consulting (see Exhibit 10.1) (4)(5)
10.23	Agreement with Mubarak Al Ahbabi regarding truck rental revenue
10.24	Amendment dated August 9, 2005 to License Agreement dated July 26, 2002 between us and YZ Business Consulting (see Exhibit 10.1)
10.25	Al Tamimi and Company Memorandum
10.26	Al Tamimi and Company Letter on Ownership Rights in the UAE
10.27	Land Lease
21.1	List of Subsidiaries (2)
23.1	Consent of Demetrius & Company, LLC, independent auditors
23.2	Consent of Gately & Associates, LLC, independent auditors
24.1	Power of Attorney (included on signature page of Registration Statement)

(1) Filed with original Form SB-2 on October 26, 2004 (SEC File No. 33-119959).

(2) Filed with Amendment No. 1 to Form SB-2 on July 1, 2005 (SEC File No. 333-119959).

(3) Filed with Amendment No. 2 to Form SB-2 on October 28, 2005 (SEC File No. 333-119959).

(4) Filed with Amendment No. 3 to Form SB-2 on February 14, 2006 (SEC File No. 333-119959). However, since this amendment was not timely filed, we are re- Filing these exhibits with Amendment No. 4.

(5) Filed with Amendment No. 4 to Form SB-2 on May 11, 2006 (SEC File No. 333-119959).

ITEM 28. UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)                Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)               Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                 For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to he purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)            Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (Sec. 230. 424);

(b)            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c)            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d)            Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b)	Request for Acceleration of Effective Date: Undertaking pursuant to Item 512(e) of Regulation S-B

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

(c)	Reliance on Rule 430A under the Securities Act: Undertaking pursuant to Item 512(f) of Regulation S-B

The undersigned registrant hereby undertakes:

1. For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act (Sec. 230. 424(b)(1), (4) or 230. 497(h)) as part of this registration statement as of the time the Commission declared it effective.

2. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

(d) For Purposes of Determining Liability under the Securities Act: Undertaking pursuant to Item 512(g) of Regulation S-B

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act to any purchaser:

1.	If the small business issuer is relying on Rule 430B (ss. 230. 430B of this chapter):

(i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) (ss. 230. 424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (ss. 230. 424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (ss. 230. 415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

2. If the small business issuer is subject to Rule 430C (ss. 230. 430C of this chapter), include the following: Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(B) Undertaking Required by Regulation S-B, Item 512(e).

Insofar as indemnification for liabilities arising under the Securities Act of1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Marlboro, State of New Jersey, on the 10th day of August, 2006.

ROYAL CAPITAL MANAGEMENT, INC.

By:	/S/ YEVSEY D. ZILMAN
YEVSEY D. ZILMAN
President, Principal Executive Officer and Deputy Chairman of the Board of Directors

POWER OF ATTORNEY

The undersigned directors and officers of Royal Capital Management, Inc. hereby constitute and appoint Yevsey D. Zilman, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/S/ YULI GINZBURG YULI GINZBURG	Vice President, Director	August 10, 2006

/S/ YEVSEY D. ZILMAN YEVSEY D. ZILMAN	President, Principal Executive Officer and Deputy Chairman of the Board of Directors	August 10, 2006

/S/ EDUARD KLEBANOV EDUARD KLEBANOV	Vice President, Principal Accounting Officer, Principal Financial Officer and Chairman of the Board of Directors	August 10, 2006

/S/ LEONARD KHODOROVSKY LEONARD KHODOROVSKY	Director	August 10, 2006